Exhibit 10.5

Dated: ______, 2011

FACILITY AGREEMENT

For the entering into and termination of

COMMODITY CONTRACTS

Between

ETFS COLLATERALIZED COMMODITIES TRUST

ON BEHALF OF ITS SEPARATE SERIES (FUNDS)

and

[COUNTERPARTY]

CONTENTS

1.	Defined terms and interpretation	1
2.	Effectiveness and Term	18
3.	Creation and Cancellation of Commodity Contracts	18
4.	Classes of Commodity Contracts	18
5.	Price of Commodity Contracts	19
6.	Substitution of Commodity Indices	26
7.	Authorized Participants	26
8.	Material Adverse Change	29
9.	Termination	30
10.	Exercise of Set-off rights	32
11.	General Payment Provisions	33
12.	Deduction or Withholding for Tax	34
13.	Bank Accounts	34
14.	Commodity Indices	34
15.	Non-Publication of Commodity Indices	36
16.	Hedging Disruption Events	36
17.	Calculation Agent	37
18.	Selling and Listing Restrictions and Prohibited Investors	40
19.	Undertakings	40
20.	Representations and Warranties	41
21.	Assignment	44
22.	Service Agents	44
23.	Authorized Individuals	44
24.	Contact Details	45
25.	Notices	46
26.	Other Agreements	47
27.	Amendment	48
28.	Entire Agreement	48
29.	Applicable Law	48
30.	Jurisdiction	49
31.	Limited Recourse and Non-Petition	49
32.	Counterparts	49
Schedule 1 The Funds		50
Schedule 2 Classes		51
Schedule 3 Commodity Indices		53
Schedule 4 Form of Creation Notice		54
Schedule 5 Form of Cancellation Notice		60
Schedule 6 Creation of Commodity Contracts		64
Schedule 7 Cancellation of Commodity Contracts		72
Schedule 8 Form of Withdrawal Notice		81

2

THIS FACILITY AGREEMENT is made as of ________, 2011.

BETWEEN:

(1)

ETFS COLLATERALIZED COMMODITIES TRUST, a Delaware statutory trust, whose registered office is located at [c/o ETF Securities USA LLC, 48 Wall Street, New York, New York 10005] (the “Trust”), on behalf of each separate series (each a “Fund”) as set forth on Schedule 1 hereto; and

(2)	[________ ] (“Counterparty”), whose office is located at [ ]

WHEREAS:

(A)	Funds may create or redeem Long, Short, and Leveraged Shares at values based on the return of Commodity Contracts referencing the Commodity Indices; and

(B)	Counterparty has agreed to provide each Fund with a facility for entering into and terminating Commodity Contracts on the terms and conditions herein stated.

NOW THEREFORE in consideration of the mutual covenants, conditions, representations, and warranties set forth herein, it is hereby agreed as follows:

1. Defined terms and interpretation

Defined terms

1.1 In this Agreement, the following words and expressions have the following meanings:

Acceptable Credit Rating means a long term senior debt credit rating of at least BBB+ from Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. (or any successor to the ratings business thereof), and of at least Baa1 from Moody’s Investors Service Inc. (or any successor to the ratings business thereof);

Affected Business has the meaning given in Clause 8.1;

Affected Party has the meaning given in Clause 8.1;

Affiliate means, in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls, directly or indirectly, that person, or any entity directly or indirectly under common control with that person; and for this purpose, control of any entity or person means ownership of a majority of the voting power of the entity or person;

Aggregate Outstanding Contracts Price means in respect of any day the aggregate of the sum of the Price on that day of each and every Commodity Contract then in existence (including Commodity Contracts in respect of which a Creation Notice has been given on or prior to that day and which have not been issued or Cancelled, but excluding Commodity Contracts in respect of which a valid Cancellation Notice has been given on or before that day);

Agreement means this agreement and includes the Schedules hereto;

Applicable Authorized Participant Agreement means, with respect to each Authorized Participant Agreement, the authorized participant agreement deemed to have been entered into between the Fund and the relevant Authorized Participant with respect to the Counterparty as a “Commodity Contract Counterparty” (as defined in that Authorized Participant Agreement) pursuant to section 17 of that Authorized Participant Agreement;]

Application means an application for the issue of Shares by the Fund given by an Authorized Participant in accordance with the relevant Applicable Authorized Participant Agreement (and Apply shall be construed accordingly);

Authorized Individual means, in respect of a Party or an Authorized Participant, a natural person notified in writing by such Party or Authorized Participant from time to time as having authority on behalf of that Party or Authorized Participant to sign notices, give instructions and make binding commitments on behalf of that Party or Authorized Participant in relation to activities contemplated by this Agreement or the relevant Applicable Authorized Participant Agreement;

Authorized Participant means a person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the Trust, on behalf of each of the Funds, and the Sponsor, and (4) has (except in the case of the Counterparty itself in circumstances where it has entered into an Authorized Participant Agreement with the Fund in relation to Shares) entered into a Direct Agreement with each of the Counterparties of the relevant Fund and which is not an Unacceptable Authorized Participant provided that no person shall be an Authorized Participant unless and until the Security Conditions with respect to the Authorized Participant shall have been satisfied;

Authorized Participant Agreement means an agreement entered into by each Authorized Participant, the Sponsor, and the Trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Creation Units in a Fund which is substantially in the form of the agreed form;

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York;

Calculation Agency Agreement means the calculation agency agreement in relation to Commodity Contracts [of even date herewith] between ________, [Counterparty] and the Trust on behalf of the Funds;

Calculation Agent means [(subject as provided in Clauses 17.4 and 17.5 and the Calculation Agency Agreement)] [____________] acting as calculation agent for the purposes referred to in Clause 17 in accordance with the Calculation Agency Agreement;

Cancellation means, the termination of Commodity Contracts in accordance with Clause 3.3(b) and Schedule 7 (and Cancel (but not cancellation or cancel)shall be construed accordingly);

Cancellation Amount means, in respect of a Cancellation, the amount determined in accordance with paragraph 12 of Schedule 7 for that Cancellation;

Cancellation Notice means a notice in the form attached as Schedule 6 (or such other form as may be agreed between the Trust and the Counterparty from time to time) and given in accordance with the Cancellation Procedures;

Cancellation Procedures means the procedures for Cancellation of Commodity Contracts set out in Schedule 7;

Capital Adjustment Agreement means, the agreement between the Trust and the Counterparty [of even date herewith] providing with respect to each class of Commodity Contract an adjustment factor to be included in the calculation of the Price;

Change in Tax Law means (a) any action taken by a taxing authority, or brought by a taxing authority in a court of competent jurisdiction after the date of this Agreement (regardless of whether such action is taken or brought with respect to a Party); or (b) the announcement, enactment, promulgation, execution or ratification of, or any change or proposed change in or amendment or proposed amendment to, any law, treaty or practice relating to tax (or in the application or official interpretation by any Competent Authority of any law, treaty, or practice relating to tax) that occurs on or after the date of this Agreement;

CIP means “Commodity Index Percentage” as defined in the Handbook from time to time;

class means a class of Commodity Contracts and the Shares of the corresponding Fund, which are determined by reference to a particular Commodity Index. As at the Effective Date the classes of Commodity Contracts and Shares are set out in Parts A and B of Schedule 2 and their applicable Commodity Indices are set out in Schedule 3;

Class Amount means, in respect of the Creation or Cancellation of Commodity Contracts of a particular class, the Price of one such Commodity Contract on the Relevant Pricing Day multiplied by the number of Commodity Contracts of that class to be Created or Cancelled;

Commodity Contract means a contract between a Fund and the Counterparty Created in accordance with Clause 3 and Schedule 6, and governed by the ISDA Agreements, and includes Short Commodity Contracts, Long Commodity Contracts and Leveraged Commodity Contracts;

Commodity Contract Counterparty means the counterparty to each agreement entitled “Facility Agreement between such counterparty and the Trust providing for the creation and termination of commodity contracts thereunder;

[Commodity Contract Spread means the spread rate agreed by a Fund and Counterparty as compensation of the Counterparty for providing the Fund with exposure to the Commodity Index, which spread is a component of the [Daily] Capital Adjustment.];

Commodity Index means an Individual Commodity Index or a Composite Commodity Index.;

Shares means Short Shares, Long Shares and Leveraged Shares;

CME Indexes means CME Group Index Services LLC;

Competent Authority means any competent supranational, governmental, judicial or regulatory authority;

Component Exchange means:

(a)	for each Individual Commodity Index, the futures exchange on which is traded the Designated Contract by reference to the prices of which that Individual Commodity Index is calculated;

(b)

in relation to a commodity comprised in a Composite Commodity Index, the futures exchange on which is traded the Designated Contract for that commodity the Settlement Price of which is included in the calculation of that Composite Commodity Index; and

(c)	in relation to a Designated Contract the Settlement Price of which is included in the calculation of a Commodity Index, the futures exchange on which that Designated Contract is traded;

Composite Commodity Index means an index for a group of commodities (which may change from time to time with respect to such index), as calculated by Dow Jones in conjunction with UBS Securities and published by Dow Jones from time to time. The names of the Composite Commodity Indices as at the Effective Date are set out in Part B of Schedule 3;

Compulsory Cancellation means a Cancellation of Commodity Contracts in accordance with paragraph 14 of Schedule 7;

Compulsory Cancellation Number means, in respect of a Compulsory Pricing Date and a class of Commodity Contracts, where such Compulsory Pricing Date is notified in accordance with:

(a)	Clause 9, the total number of Commodity Contracts of that class outstanding as at the end of the Business Day immediately preceding the Compulsory Pricing Date;

(b)

Clause 15.4, provided that the Individual Commodity Index concerned relates to that class, the total number of Commodity Contracts of that class outstanding as at the end of the Business Day immediately preceding the Compulsory Pricing Date; and

(c)

Clause 16.3, the number of that class of outstanding Commodity Contracts so notified by the Counterparty (unless paragraph 15(b) of Schedule 7 applies, in which case it means all the Commodity Contracts of that class outstanding as at the end of the Business Day immediately preceding the Compulsory Pricing Date);

Compulsory Daily Pricing Number means, in respect of a Compulsory Cancellation and a class of Commodity Contracts, the number of outstanding Commodity Contracts of the relevant class which, in relation to each Pricing Day on which Commodity Contracts of that class are required to be Priced under paragraph 14(b) of Schedule 7, shall be:

(a)	if the Compulsory Cancellation Number is not more than the Redemption Limit (in each case for that class), the Compulsory Cancellation Number;

(b)	if the Compulsory Cancellation Number is equal to or more than 5 times the Redemption Limit, 20 per cent. of the Compulsory Cancellation Number; and

(c)

otherwise, the amount shall be the Redemption Limit on the first and on each consecutive Pricing Day thereafter except on the last Pricing Day when the amount shall be the Compulsory Cancellation Number minus the sum of the Compulsory Number Priced on each preceding Pricing Day for that class in relation to that Compulsory Cancellation;

Compulsory Number Priced means, in respect of a Pricing Day and a class of Commodity Contracts, the Compulsory Daily Pricing Number provided that where the Compulsory Pricing Date is notified in accordance with Clause 16.3 the Compulsory Number Priced shall be reduced by the number of Commodity Contracts of that class which are subject to a Cancellation Notice given in respect of that Pricing Day and if such reduction would result in a negative number that negative number shall be carried forward and applied to reduce the Compulsory Number Priced for the next following Pricing Day and any negative number on the last Pricing Day will be ignored;

Compulsory Pricing Date means a date notified in accordance with Clause 9, Clause 15.4, Clause 16.3 or Clause 17.6(b), as applicable, which shall be an Fund Business Day not earlier than 2 Business Days after the date on which such notice is received by the Party to whom such notice is given;

Counterparty Account means the bank account established by the Counterparty in accordance with Clause 13.2, or any substitute account duly notified by the Counterparty in accordance with Clause 13.4;

Counterparty Default means:

(d)

the failure of the Counterparty to make a payment it is due to make in accordance with the Cancellation Procedures, where such failure is not rectified within five Business Days following the day on which the Counterparty receives notice of the failure sent by the Trust in accordance with the procedure for sending Pricing Notices under Clause 25.1, or being in breach of any other of its obligations under this Agreement provided that such breach (if capable of being rectified) is not rectified within (5) five Business Days of the Counterparty receiving written notice from the Trust of such breach;

(e)	any Guarantor failing to pay an amount due under any Guarantee, when due

(f)	an Insolvency Event occurring with respect to the Counterparty or any Guarantor;

(g)

the expiration or termination of any Guarantee (other than where a replacement guarantee (or other form of credit support) acceptable to the Trust in its sole discretion is provided to the Trust in lieu of such Guarantee upon or prior to such expiration or termination) or the failing or ceasing of any Guarantee to be in full force and effect for the purpose of this Agreement, in each case other than in accordance with its terms, prior to the satisfaction of all obligations of the Counterparty under this Agreement to which such Guarantee relates and without the written consent of the Trust (and this paragraph (d) shall apply mutatis mutandis to any replacement guarantee (or other form of credit support));

(h)

if notice is given to terminate any Guarantee, such termination to become effective less than five days after the date of receipt of the notice, other than where prior to the date of the notice a replacement guarantee (or other form of credit support) acceptable to the Trust in its sole discretion is provided to the Trust in lieu of such Guarantee, where such notice is given prior to the satisfaction of all obligations of the Counterparty under this Agreement to which such Guarantee relates and without the written consent of the Trust (and this paragraph (g) shall apply mutatis mutandis to any replacement guarantee (or other form of credit support));

(i)	the occurrence of any Event of Default;

Counterparty Settlement Failure means, in relation to any Commodity Contracts, the failure by the Counterparty to comply with its obligations in respect of the Cancellation of those Commodity Contracts under this Agreement (including without limitation a failure to pay the Cancellation Amount in respect of those Commodity Contracts on the due date therefor into the applicable Redemption Account in accordance with this Agreement);

Creation means the entering into of Commodity Contracts between the Counterparty and a Fund in accordance with Clause 3.2 and Schedule 6 (and Create and Created shall be construed accordingly);

Creation Amount means, in respect of a Creation, the amount determined in accordance with paragraph 12 of Schedule 6 for that Creation;

Creation Limits means the limits on Creation set out in paragraph 18 of Schedule 6;

Creation Notice means a notice in the form attached as Schedule 4 (or such other form as may be agreed between the Trust and the Counterparty from time to time), and given in accordance with the Creation Procedures;

Creation Procedures means the procedures for Creation of Commodity Contracts set out in Schedule 6;

Creation Unit means a block of [50,000] Shares of a Fund that is issued upon sale to Authorized Participants or submitted for redemption by an Authorized Participant.

(j)

Daily Capital Adjustment means , with respect to each class of Commodity Contract an adjustment factor to be included in the calculation of the Price which is agreed from time to time by the Counterparty and the Fund to which such class relates;

Daily Commodity Limit means, in relation to any Relevant Commodity, in respect of Brent Crude Oil, US$[                    ], and in respect of each other Relevant Commodity the product of US$[   ] and the CIP of that Relevant Commodity;

Delta Factor or DF means the Delta Factor applicable to a particular Fund, expressed as a number. For Short Commodity Contracts, DF = -1, for Long Commodity Contracts, DF = 1 and for Leveraged Commodity Contracts, DF = +2;

Designated Contract means the constituent futures contract of an Individual Commodity Index or, as the case may be, the constituent futures contract for a commodity comprised in a Composite Commodity Index (and including as the context may require Lead Futures and/or Next Futures);

Default Rate means a rate per annum of interest equal to [       ], compounding daily;

Direct Agreement means an agreement entered into between the Counterparty and an Authorized Participant or a person proposed by the Trust to become an Authorized Participant, which is substantially in the form of the agreed form;

Disclosure Package means the Prospectus and any amendments and supplements thereto at the Time of Creation and any free writing prospectus as defined in Rule 405 of the Securities Act prepared by, for or on behalf of the Sponsor before the Time of Creation and intended for general distribution;

DJ-UBS CISM means the Dow Jones – UBS Commodity IndexSM calculated by UBS Securities in conjunction with CME Indexes;

[DTC means the Depository Trust Company, `a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares of each Fund;]

Effective Date means [the date of this Agreement];

Equivalent Number means in relation to the Creation or Cancellation of Commodity Contracts in conjunction with an Application for or Redemption of Shares, the number and class of Commodity Contracts which is the same as the number and class of Shares to which the Application or Redemption relates;

Exposure (i) in respect of any class of Individual Commodity Contract, to the Relevant Commodity at any time means an amount equal to the Price of that class of Individual Commodity Contract; and (ii) in respect of any class of Index Commodity Contract, to any Relevant Commodity at any time means an amount equal to the Price of that class of Index Commodity Contract at that time multiplied by a fraction of which the numerator is the CIP of the Relevant Commodity and the denominator is the sum of the CIPs of each of the Relevant Commodities in relation to that class of Index Commodity Contract;

Facility Agreement means the facility agreement between each Commodity Contract Counterparty and the Trust providing for the creation and termination of commodity contracts thereunder;

Fund Business Day means a day which is both a General Trading Day and a [New York] Business Day;

Fund Event of Default means any of:

(a)	an Insolvency Event occurring with respect to the Fund; or

(b)

the Fund being in breach of this Agreement provided that such breach (if capable of being rectified) is not rectified within (5) five Business Days of the Counterparty sending a written notice of such breach, and further provided that a failure by the Fund to comply with its obligations under Clause 3.3(a) or Clause 11.2 or under paragraphs 14 of Schedule 11 or 19(c)(ii) of Schedule 12 shall not be a breach of this Agreement if caused by a corresponding failure of an Authorized Participant to make a payment that it is required to make to the Fund under the relevant Applicable Authorized Participant Agreement; or

(c)	the occurrence of any Event of Default in respect of the Fund under the ISDA Master Agreement.

Funding Rate means a rate per annum of interest equal to [     ], compounding daily;

Fund Settlement Failure means, in relation to any Commodity Contracts, the failure by an Authorized Participant to comply with its obligations in respect of the Application for the Shares relating to those Commodity Contracts under the relevant Applicable Authorized Participant Agreement (including without limitation a failure to pay the Application Amount in respect of those Shares on the due date therefor in full cleared and immediately available US Dollar funds into the Counterparty Account in accordance with the relevant Applicable Authorized Participant Agreement), other than any such failure which has occurred as a result of the failure of the Counterparty to comply with its obligations in respect of the Creation of the corresponding Commodity Contracts under this Agreement;

General Notice means any notice given in accordance with this Agreement other than a Pricing Notice;

General Trading Day means a “Business Day” as defined in the Handbook from time to time (and meaning as at the date of this Agreement “any day on which the sum of the CIPs for those Index Commodities that are open for trading is greater than 50%”, where “Index Commodities” has the meaning given to it in the Handbook);

Group means, in relation to a person, that person and any Affiliate of that person;

Guarantee means any guarantee or other form of credit support given to the Fund in respect of the obligations of the Counterparty to the Fund under this Agreement;

Guarantor means any entity providing a Guarantee;

[Guarantor Tax Event means any of the events specified as “Guarantor Tax Events” in any Guarantee;]

Handbook means the document called the Dow Jones-UBS Commodity IndexSM Handbook] which sets out the methodology for calculation of the DJ-UBS CISM prepared and as amended from time to time by UBS Securities LLC and CME Indexes, a copy of which, as at the date of this Agreement, can be obtained from the following address: http://www.djindexes.com/mdsidx/downloads/ubs/DJUBSCI_handbook.pdf;

Hedging Disruption Event means an event, circumstance or cause (including, without limitation, the adoption of or any change in any applicable law or regulation (and without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision)) that the Counterparty reasonably and in good faith determines has had or would reasonably be expected to have a materially adverse effect on the Counterparty’s ability to hedge its positions in connection with this Agreement or Commodity Contracts of the relevant class, including, without limitation, any limitation or prohibition associated with acquiring, establishing, re-establishing, substituting, maintaining, unwinding or disposing of any hedging transaction in connection with this Agreement or such Commodity Contracts, in each case whether due to market illiquidity, position limits in respect of any futures contract, illegality, the adoption of or change in any law or other regulatory instrument, lack of availability of hedging transaction , the application of position limits to Counterparty, the lack of availability of hedging exemptions [from applicable regulatory requirements], actions of market participants or the occurrence or existence of any other circumstance or event;

Index Commodity Contract means a Long Index Commodity Contract;

Index Share means a Long Index Share;

Indicative Price means, for the purpose of paragraph 4 (b) and (c) of Schedules 6 and 7 in respect of a particular class of Index Commodity Contract on a calendar day, the value calculated in accordance with Clause 5.5;

Individual Commodity Contract means a Short Individual Commodity Contract, a Long Individual Commodity Contract or a Leveraged Individual Commodity Contract;

Individual Commodity Index means an index for an individual commodity listed in Part A of Schedule 3 (as adjusted in accordance with this Agreement through the addition or removal of other Individual Commodity Indices), as calculated and published by UBS Securities and CME Indexes from time to time. The names of all Individual Commodity Indices as at the Effective Date are set out in Part A of Schedule 3;

Individual Share means a Short Individual Share, a Long Individual Share or a Leveraged Individual Share;

Insolvency Event means such person (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

Intra-day Price means at any time between [8.00 a.m. and 2.30 p.m.] on a Trading Day in respect of a Commodity Contract, the Price, calculated in accordance with Clause 5, using as Ii, t the most recent value of the relevant Commodity Index published as of such time by Dow Jones provided, that (i) if the Calculation Agent reasonably determines that such published value is incorrect, the Calculation Agent shall instead use a special value of the relevant Commodity Index calculated using the most recently reported prices for the futures contracts by reference to the Settlement Price for which that Commodity Index is calculated (in whole or in part), (ii) if the Calculation Agent determines that as the result of a material trading disruption or anomaly the value of any futures contract used in calculating such published value manifestly does not reflect a fair market value for that futures contract having regard to the principles set out in the Calculation Agency Agreement, the Calculation Agent shall instead determine fair market values for such futures contracts having regard to the principles set out in the Calculation Agency Agreement and calculate a special value of the relevant Commodity Index calculated using such fair market values and (iii) if the Calculation Agent reasonably determines that a Market Disruption Event has occurred with respect to any applicable futures contract, the Calculation Agent shall instead use a special value of the relevant Commodity Index calculated using the most recently reported prices for the relevant futures contracts, if any, that are not subject to a Market Disruption Event and using a fair market value determined in accordance with the principles set out in the Calculation Agency Agreement for the relevant commodity futures that are subject to a Market Disruption Event;

Investment Company Act means the Investment Company Act of 1940, as amended;

ISDA means the International Swaps and Derivatives Association, Inc.;

ISDA Agreements mean the ISDA Master Agreement and all related documentation including the ISDA Master Confirmation, Credit Support Annex, and any schedules thereto;

ISDA Master Agreement means the 2002 ISDA Master Agreement dated as of __________, 2011 entered into by the Sponsor on behalf of the Funds with the Counterparty, including the related Schedule negotiated by the Sponsor on behalf of the Funds and the Counterparty, which agreement will be accompanied by a Credit Support Annex;

ISDA Master Confirmation means the ISDA master confirmation dated as of ___________, 2011 entered into by the Sponsor on behalf of the Funds with the Counterparty, which confirmation will be subject to the ISDA Master Agreement and set forth the specific terms of Commodity Contracts;

law includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and lawful and unlawful will be construed accordingly;

Lead Future means (a) for an Individual Commodity Index and a Trading Day with respect thereto, the particular Designated Contract which is the “Lead Future” (as defined in the Handbook) for that Individual Commodity Index on that Trading Day and (b) for a commodity comprised in a Composite Commodity Index but which is not the subject of an Individual Commodity Index and a Trading Day with respect thereto, the particular Designated Contract which is the “Lead Future” (as defined in the Handbook) for that commodity in relation to that Composite Commodity Index on that Trading Day;

Leveraged Commodity Contract means a Leveraged Individual Commodity Contract;

Leveraged Fund means a Fund listed under the heading “Leveraged Funds” in Schedule 1;

Leveraged Individual Commodity Contract means a Commodity Contract of a class specified in Part D of Schedule 2;

Leveraged Individual Share means as of the Effective Date a Share of a class specified in Part D of Schedule 2 and thereafter shall include such additional classes of Leveraged Individual Shares as the Trust may subsequently issue;

Leveraged Share means a Leveraged Individual Share issued by a Leveraged Fund;

Long Commodity Contract means a Long Individual Commodity Contract or a Long Index Commodity Contract;

Long Fund means a Fund listed under the heading “Long Funds” in Schedule 1;

Long Share means a Long Individual Share or a Long Index Share;

Long Index Commodity Contract means a Commodity Contract of a class specified in Part C of Schedule 2;

Long Index Share means a Share of a class specified in Part C of Schedule 2 ;

Long Individual Commodity Contract means a Commodity Contract of a class specified in Part B of Schedule 2;

Long Individual Share means a Share of a class specified in Part B of Schedule 2;

Long Share means a share issued by a Long Fund;

Market Disruption Day means:

(k)

in respect of an Individual Commodity Index, a General Trading Day which is a Trading Day for that Individual Commodity Index on which a Market Disruption Event occurs or is continuing in the Relevant Market on the Component Exchange for that Individual Commodity Index;

(l)

in respect of a Composite Commodity Index, a General Trading Day which is a Trading Day in respect of each Designated Contract[1] by reference to the Settlement Price for which that Composite Commodity Index is calculated (in whole or in part) but on which a Market Disruption Event occurs or is continuing in the Relevant Market on the Component Exchange for any such Designated Contract;

(m)

in respect of a Designated Contract the Settlement Price for which is included in the calculation of a Commodity Index, a General Trading Day which is a Trading Day for that Designated Contract and on which a Market Disruption Event occurs or is continuing in the Relevant Market on the Component Exchange on which that Designated Contract is traded; or

(n)

in respect of a commodity in connection with a Commodity Index (or class of Short or Leveraged Shares), a Market Disruption Day for a Designated Contract in respect of that commodity the Settlement Price for which is included in the calculation of that Commodity Index (or the Commodity Index relating to that class of Shares);

Market Disruption Event means:

(o)	in respect of a particular Individual Commodity Index, any of the following events:

	(i)	the Component Exchange fails to determine, announce or publish the relevant Settlement Price(s); or

	(ii)	the termination or suspension of, or material limitation or disruption in the trading of, any Lead Future or Next Future used in the calculation of an Individual Commodity Index; or

(iii)

the Settlement Price of the Lead Future or Next Future used in the calculation of the Individual Commodity Index reflects the maximum permitted price change (as set from time to time by the Component Exchange for that Lead Future or Next Future) from the previous day’s Settlement Price;

(p)

in respect of any Composite Commodity Index means any event described in paragraphs (a)(i), (ii) or (iii) of this definition in relation to any Designated Contract the Settlement Price for which is included in the calculation of that Composite Commodity Index (and, for such purposes, references in sub-paragraphs (a)(ii) and (iii) of this definition to “any Lead Future or Next Future used in the calculation of an Individual Commodity Index” shall be construed, in relation to a commodity comprised in a Composite Commodity Index, as references to the Lead Future or Next Future with respect to that commodity the Settlement Price of which is used in the calculation of that Composite Commodity Index); and

1 Ie both Lead and Next

(q)

in respect of a commodity in connection with a Commodity Index (or a class of Short or Leveraged Shares), any event described in sub-paragraph (a)(i), (ii) or (iii) of this definition in relation to the Designated Contract in respect of that commodity the Settlement Price of which is included in the calculation of that Commodity Index (or the Commodity Index relating to that class of Short or Leveraged Shares) (and, for such purposes, references in sub-paragraphs (a)(ii) and (iii) of this definition to “any Lead Future or Next Future used in the calculation of an Individual Commodity Index” shall be construed, in relation to such commodity, as references to the Lead Future or Next Future with respect to that commodity used in the calculation of that Commodity Index (or the Commodity Index relating to that class of Short or Leveraged Shares)), in each case as determined by the Calculation Agent in accordance with clause 6 or 7 of the Calculation Agency Agreement;

Material Adverse Change means:

(r)	the adoption of, or any change in, any applicable law, legally-binding directive, or regulation, as a consequence of which the performance of this Agreement by either Party becomes unlawful; or

(s)

by reason of the adoption of, or any change in, any applicable law, directive, regulation, accounting rule, practice or principle, or any Change in Tax Law, in each case after the date of this Agreement, or any change in the interpretation or application by any Competent Authority of any such applicable law, directive, regulation, rule, practice or principle, after the date of this Agreement, a Party considers (acting in good faith) that the economic benefit of its participation in any existing or future Commodity Contracts would be materially adversely affected;

Material Adverse Change Notice has the meaning given in Clause 8.1;

Minimum Creation Amount means such number of Commodity Contracts as is equal to the number of Shares comprised in a Creation Unit for the relevant Fund;

Month means calendar month;

Net Exposure in respect of any class of Commodity Contract, to any Relevant Commodity at any time means the product of the Exposure to that Relevant Commodity and the Delta Factor applicable to that class;

New York Business Day means a day (other than a Saturday or a Sunday) on which banks are open for the transaction of general business in New York;

Next Future means (a) for an Individual Commodity Index and a Trading Day with respect thereto, the particular Designated Contract which is the “Next Future” (as defined in the Handbook) for that Individual Commodity Index on that Trading Day and (b) for a commodity comprised in a Composite Commodity Index but which is not the subject of an Individual Commodity Index and a Trading Day with respect thereto, the particular Designated Contract which is the “Next Future” (as defined in the Handbook) for that commodity in relation to that Composite Commodity Index on that Trading Day;

Notice Deadline means, on a General Trading Day, 9.30 a.m. (provided that on any day when the time difference between London and New York is six rather than five hours, the Notice Deadline shall be 8.30 a.m.) or such other time notified by the Counterparty to the Fund as the Notice Deadline in respect of a particular General Trading Day or generally;

Notified Credit Limit means a credit limit in respect of an Authorized Participant of which notice has been given by the Counterparty to the Fund in accordance with Clause 7.10;

Party means a party to this Agreement including that party’s successors in title and assignees or transferees permitted in accordance with the terms of this Agreement;

Payment Date means:

(t)

in the case of a Creation pursuant to a Creation Notice or a Cancellation pursuant to a Cancellation Notice, the third [New York] Business Day following the Pricing Date for such Creation or Cancellation; or

(u)

in the case of a Compulsory Cancellation, the Business Day which is the third Business Day following the last Pricing Day on which the Price of Commodity Contracts being Cancelled was determined in accordance with the Cancellation Procedures set out in Schedule 7;

Potential Fund Event of Default means any event which, with the giving of notice or the lapse of time or both, would constitute a Fund Event of Default or a Counterparty Event of Default;

Price means, for a Commodity Contract or a class of Commodity Contracts, as the context may require:

(v)	the price of such Commodity Contract or class of Commodity Contracts determined in accordance with Clause 5; or

(w)	to determine such a price,

and Pricing (other than when used in the terms Pricing Day and Pricing Date) shall be construed accordingly;

Pricing Date means in the case of a Creation Notice or Cancellation Notice, the Pricing Day upon which the Creation Amount or Cancellation Amount is determined.;

Pricing Day means:

(x)

for each class of Individual Commodity Contract, a General Trading Day which is a Trading Day for the Individual Commodity Index applicable to that class of Commodity Contract that is not a Market Disruption Day for that Individual Commodity Index (other than a Market Disruption Day for which a substitute value for that Individual Commodity Index is determined by the Calculation Agent [in accordance with the Calculation Agency Agreement]);

(y)

for each class of Index Commodity Contracts, a General Trading Day which is a Trading Day for each of the Designated Contracts by reference to the Settlement Price for which the Composite Commodity Index relating to that class of Index Commodity Contract is calculated (in whole or in part) that is not a Market Disruption Day for any such Designated Contracts (other than a Market Disruption Day for which a substitute value for that Composite Commodity Index is determined by the Calculation Agent [in accordance with the Calculation Agency Agreement]);

(z)

for each Designated Contract the Settlement Price for which is included in the calculation of a Commodity Index, a General Trading Day which is a Trading Day for that Designated Contract and which is not a Market Disruption Day for that Designated Contract; or

(aa)

for each commodity in connection with a Commodity Index (or class of Short, Long or Leveraged Shares), a General Trading Day which is a Trading Day for the Designated Contracts relating to that commodity the Settlement Price for which is included in the calculation of that Commodity Index (or that class of Shares) and which is not a Market Disruption Day for that Designated Contracts;

Pricing Notice means a Creation Notice, a Cancellation Notice, a Withdrawal Notice, or any other notice required to be given or sent in accordance with Clause 25.1;

Primary Fax Number means a fax number set out in Clause 24.1, or any replacement thereof notified in accordance with Clause 24.4;

Property to be Assigned means with respect to each Applicable Authorized Participant Agreement:

(bb)	all of the right, title, interest and benefit of the Fund, existing now or in the future, in, to, under or in respect of the Applicable Authorized Participant Agreement; and

(cc)	all other rights, moneys and property whatsoever which may from time to time at any time be derived from or accrue with respect to the Applicable Authorized Participant Agreement including:

(i)

all of the Fund’s rights to receive payment of any amounts which may become payable to it pursuant to the Applicable Authorized Participant Agreement or with respect to the Applicable Authorized Participant Agreement;

	(ii)	all amounts due, payable and properly received by the Fund pursuant to such Applicable Authorized Participant Agreement;

(iii)

all the Fund’s rights to serve notices and/or make demands pursuant to such Applicable Authorized Participant Agreement and/or to take such steps as are required to cause payments to become due and payable thereunder or with respect to such Applicable Authorized Participant Agreement;

	(iv)	all of the Fund’s rights of action in respect of any breach of such Applicable Authorized Participant Agreement; and

	(v)	all of the Fund’s rights to receive damages or obtain other relief in respect of such Applicable Authorized Participant Agreement;

Prospectus means the prospectus relating to the Funds that is currently part of the effective Registration Statement, as such prospectus may be amended or supplemented;

Qualified Purchaser means a “qualified purchaser” as defined under the Investment Company Act;

Redemption means the redemption of Shares by the Fund in accordance with [the Trust Agreement] and any Applicable Authorized Participant Agreement (and Redeem shall be construed accordingly);

Redemption Account means a bank account to receive payments of the Redemption Amount in respect of the Redemption of Commodity Contracts (and matching Shares), which account shall be:

(dd)	for an Authorized Participant, the bank account notified in writing by the Authorized Participant to the Fund and the Counterparty from time to time;

(ee)	for a Compulsory Cancellation, the bank account notified by the Fund pursuant to Clause 13.1; and

(ff)	otherwise, the bank account specified in a Settlement Cancellation Notice;]

Redemption Limit means the limit on Cancellation set out in paragraph 12 of Schedule 7;

Registers means the registers of Shareholders of each Fund, kept and maintained by the Registrar and Register shall be construed accordingly;

Registrar means [                         ] or such other person as may be appointed by the Trust from time to time to maintain the Registers, to receive and process applications for Shares and to receive and process applications for Redemptions of Shares;

Registration Statement means the Registration Statement of the Trust on Form S-1 in respect of the Shares, as amended (Registration No.: [     ]), as declared effective by the SEC and as the same may be amended from time to time thereafter or any successor registration statement;

Relevant Authorized Participant means, in respect of an actual or purported Creation or Cancellation, the Authorized Participant referred to in paragraph 1(b) of Schedule 6 in connection with that Creation or paragraph 1(b) of Schedule 7 in connection with that Cancellation;

Relevant Commodities means, in respect of any class of Index Commodity Contracts, the commodities the Settlement Prices of Designated Contracts relating to which are included in the calculation of the Composite Commodity Index relating to that class of Index Commodity Contracts and “Relevant Commodity” means (i) in respect of any class of Index Commodity Contracts any of the Relevant Commodities; and (ii) in respect of any class of Individual Commodity Contracts means the commodity the Settlement Price(s) of Designated Contract(s) relating to which are included in the calculation of the Individual Commodity Index relating to that class of Individual Commodity Contracts;

Relevant Market means (a) in respect of an Individual Commodity Index, the market conducted on the Component Exchange for the Designated Contracts by reference to which the Individual Commodity Index is calculated and (b) in relation to a commodity comprised in a Composite Commodity Index, the market conducted on the Component Exchange for the Designated Contract for that commodity the Settlement Price which is included in the calculation of that Composite Commodity Index;

Relevant Pricing Day means, in respect of a class of Commodity Contract, upon Creation or Cancellation pursuant to a Creation Notice or a Cancellation Notice the day on which that class is Priced in accordance with paragraph 4 of Schedule 6 or paragraph 4 of Schedule 7;

Required Security Document means, with respect to an Applicable Authorized Participant Agreement (other than any deemed to have been entered into between the Fund and the Counterparty in circumstances where the Counterparty has entered into an Authorized Participant Agreement with the Fund in relation to Commodity Securities), each security that the Counterparty requires the Fund to execute over the Property to be Assigned in favor of the Counterparty as security for the Secured Obligations (which may include, but shall not be limited to, a Security Assignment), having regard to the jurisdiction of incorporation of the Authorized Participant (or proposed Authorized Participant) or of the branch through which such person is acting for the purposes of such Applicable Authorized Participant Agreement (as the case may be);

Secured Obligations means:

(gg)	all present and future obligations (which, for the avoidance of doubt, are all limited recourse obligations) of the Fund to the Counterparty on account of Creation Amounts and interest thereon; and

(hh)

all losses, damages, legal and other costs, charges and expenses sustained, suffered or incurred by the Counterparty arising out of or in connection with any act, matter or thing done or omitted to be done by the Fund under this Agreement or the Security Assignment or any other Required Security Document;

Securities Act means the Securities Act of 1933 of the USA;

[Security Agreement means the Security Agreement between the Trust and the Counterparty of even date herewith expressed to be supplemental to this Agreement;]

[Security Assignment means, in respect of each Applicable Authorized Participant Agreement (other than any deemed to have been entered into between the Fund and the Counterparty in circumstances where the Counterparty has entered into an Authorized Participant Agreement with the Fund in relation to Commodity Securities), the Security Assignment pertaining to that Applicable Authorized Participant Agreement dated on or about the date of that Applicable Authorized Participant Agreement entered into between the Fund and the Counterparty which is substantially in the form of the agreed form;]

Security Conditions means, with respect to a proposed Authorized Participant (other than the Counterparty in circumstances where the Counterparty has entered into or is proposing to enter into an Authorized Participant Agreement with the Fund in relation to Commodity Securities), that (a) each Required Security Document with respect to the relevant Applicable Authorized Participant Agreement has been duly executed by the Fund, (b) notice (duly executed by the Fund) of each such Required Security Document has been duly given by the Fund to such proposed Authorized Participant and (c) such proposed Authorized Participant has executed an acknowledgement of such notice in favor of the Counterparty;

Service Agent means an agent to receive service of documents appointed in accordance with Clause [22];

Settlement Failure means either a Counterparty Settlement Failure or a Fund Settlement Failure;

Settlement Failure Date means, in relation to a Settlement Failure, the date on which such Settlement Failure occurred;

Settlement Failure Party means, in relation to a Settlement Failure, (a) the Counterparty if the Settlement Failure is a Counterparty Settlement Failure or (b) the Fund if the Settlement Failure is an AP Settlement Failure;

Settlement Price means, in relation to any Pricing Day and a Designated Contract traded on a Component Exchange, the official settlement price of the Component Exchange for such day in relation to such Designated Contract as determined in accordance with the regulations of the Component Exchange;

Shareholder means a registered holder of Shares;

Shares means Short Shares, Long Shares and Leveraged Shares;

Short Commodity Contract means a Short Individual Commodity Contract;

Short Fund means a Fund listed under the heading “Short Funds” in Schedule 1;

Short Share means a Short Individual Share;

Short Individual Commodity Contract means a Commodity Contract of a class specified in Part A of Schedule 2;

Short Individual Share means as of the Effective Date a Share of a class specified in Part A of Schedule 2 and thereafter shall include such additional classes of Short Individual Shares as the Trust may subsequently issue;

Strategy means each of the two groups of Commodity Contracts (and their corresponding Shares) provided for in this Agreement, being Short Commodity Contracts and Leveraged Commodity Contracts, and Strategies will be construed accordingly;

Theoretical Hedge Position means in respect of a particular Designated Contract, the number calculated in accordance with Clause 5.7;

Trading Day means:

(ii)

for an Individual Commodity Index, a day on which the Component Exchange for that Individual Commodity Index is open for trading during its regular trading session, notwithstanding such Component Exchange closing prior to its scheduled closing time;

(jj)

for a Composite Commodity Index a day on which all the Component Exchanges for each commodity comprised in that Composite Commodity Index are open for trading during their regular trading session, notwithstanding any of such Component Exchanges closing prior to their scheduled closing time;

(kk)

for a Designated Contract the Settlement Price of which is included in the calculation of a Commodity Index, a day on which the Component Exchange for that Designated Contract is open for trading during its regular trading session, notwithstanding such Component Exchange closing prior to its scheduled closing time; or

(ll)

for a commodity in connection with a Commodity Index (or class of Short, Long or Leveraged Shares), a Trading Day (pursuant to sub-paragraph (c) above) for a Designated Contract in respect of that commodity the Settlement Price for which is included in the calculation of that Commodity Index (or the Commodity Index relating to that class of Short, Long or Leveraged Shares);

Sponsor means ETF Securities USA LLC, a Delaware limited liability company that is the sponsor of the trust.

[Sponsor’s Fee means the fixed fee rate that accrues daily to the Sponsor in consideration for the provision of all management and administrative services for the Fund, which fee is a component of the Daily Capital Adjustment and may vary among the Funds.[S1];]

Trust Agreement means the Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor and the Trustee;

Trustee means [               ] and any replacement trustee under the Trust Agreement;

Unacceptable Authorized Participant means an Authorized Participant in respect of which a notice has been given under Clause 7.8 and not withdrawn under Clause 7.9;

US Dollars or US$ means the lawful currency of the USA;

US Person means a “US person” as defined in Regulation S under the Securities Act;

USA means the United States of America;

Value means, in relation to a Commodity Security and a day, the Price of a Commodity Contract of the same class as that Commodity Security on that same day; and

Withdrawal Notice means a notice in the form attached as Schedule 8 (or such other form as may be agreed between the Trust and the Counterparty from time to time), and sent or to be sent under paragraphs 4 or 11 of Schedule 6 or paragraph 4 of Schedule 7.

Interpretation

1.2 The following rules shall apply to the interpretation of this Agreement unless the context otherwise requires:

(a)	Headings to Clauses, paragraphs, and other provisions of this Agreement are inserted for ease of reference only and shall not affect the interpretation of this Agreement.

(b)	Any reference to a person or persons includes reference to any individual, corporation, partnership, joint venture, association, public body, governmental authority or other entity.

(c)	Words in the singular shall also include the plural and vice versa.

(d)	Any reference to a Clause or Schedule is a reference to a clause or Schedule of this Agreement.

(e)	Any reference in a Schedule to a paragraph is (unless otherwise specified) a reference to a paragraph of that Schedule.

(f)

Any reference to this Agreement or to any other agreement or document includes a reference to this Agreement, or, as the case may be, such other agreement or document, as amended, varied, novated, supplemented or replaced from time to time.

(g)

References to a document or agreement being in the agreed form are to that document or agreement (or a draft thereof) being in a form initialed for identification purposes by or on behalf of each of the Parties on or about the date hereof.

(h)

Any reference in this Agreement to any statute or any provision of any statute includes a reference to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(i)	Unless otherwise indicated, any reference in this Agreement to a time is a reference to local time (Eastern) in New York, NY, USA.

(j)	In the event of any inconsistency between:

(i) this Agreement, any agreement or document referred to herein or any notice given pursuant hereto (including any Pricing Notice); and

(ii) the ISDA Master Agreements (including the Master Confirmation Agreement and each Transaction Confirmation Supplement),

the terms of the [ISDA Master Agreement], shall prevail, [save in the case of a conflict between any relevant Transaction Confirmation Supplement and the corresponding valid Pricing Notice issued in accordance with this Agreement as to the economic terms of any relevant Commodity Contract. To the extent of such conflict, the economic terms of that Commodity Contract shall be conclusively determined by reference to such valid Pricing Notice.]

Non Waiver

1.3 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of such right or remedy or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

Consequence of unenforceability

1.4 Subject always to Clause 8, if at any time any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid, illegal or unenforceable:

(a)	such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect; and

(b)

the Parties shall attempt to substitute for any invalid, illegal or unenforceable provision a valid, legal or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid, illegal or unenforceable provision.

2. Effectiveness and Term

2.1 This Agreement shall come into effect on the Effective Date and shall continue in effect until terminated in accordance with Clause 9.

3. Creation and Cancellation of Commodity Contracts

3.1 During the term of this Agreement, each Fund has the right, subject to the conditions of this Agreement, to Create Commodity Contracts of the classes of Commodity Contracts corresponding to such Fund as set out in Schedule 3 of this Agreement.

3.2 Upon a Creation Notice becoming both valid in accordance with paragraph 6 of Schedule 6 and becoming incapable of being cancelled under paragraph 4 of Schedule 6 the Equivalent Number of Commodity Contracts determined in accordance with the Creation Notice shall be automatically entered into between the Counterparty and the Fund, under and on the terms of the relevant ISDA Agreements.

3.3 Where Commodity Contracts are Created:

(a)

on the Payment Date for such Creation, pursuant to the terms of the applicable Direct Agreement, the applicable Authorized Participant shall make payment to the Counterparty, on behalf of the Fund, of the Creation Amount in respect of that Creation; and

(b)

upon a Cancellation Notice becoming both valid in accordance with paragraph 6 of Schedule 7 and incapable of being cancelled under paragraph 4 of Schedule 7, pursuant to the terms of the applicable Direct Agreement, the Counterparty shall on the Payment Date for such Cancellation pay to the applicable Authorized Participant, on behalf of the Fund, the Cancellation Amount in respect of that Cancellation. On such Cancellation Amount being paid, the Commodity Contracts to which such Cancellation Amount relates shall, on the terms of the ISDA Agreements, be automatically terminated.

3.4 Each of the Fund and the Counterparty shall comply with the provisions of Schedule 6 and Schedule 7. It is the intention of the Parties to develop web-based systems for the giving of pricing notices in electronic form. If such systems are developed, the Parties may make such amendments to this Agreement (including to the Schedules hereto) as the Parties may agree at the relevant time to accommodate such systems

4. Classes of Commodity Contracts

The classes of Commodity Contracts which may be Created by each Fund under this Agreement and the Commodity Indices applicable to each class as of the Effective Date are set out in Schedules 2 and 3 respectively.

5. Price of Commodity Contracts

5.1 The Price for the first Commodity Contract of a particular class to be Created (which shall be treated as being the Price for the day on which the Creation Notice in respect thereof is received or deemed to have been received by the Counterparty) shall be [$50.0000000]. Thereafter the Price for a Commodity Contract of each class shall be calculated on each calendar day in accordance with Clauses 5.2 to 5.4 below; save that:

(a)

in relation to an Index Commodity Contract, an Indicative Price shall be calculated in accordance with Clause 5.5 for any calendar day which is for the Composite Commodity Index applicable to that Index Commodity Contract: (i) a Market Disruption Day; or (ii) a day (not being a Pricing Day) where the preceding day which is both a Trading Day and a General Trading Day was a Market Disruption Day, and, subject to (c) below, on each such day no Price shall be calculated for the relevant class of Index Commodity Contract;

(b)

in relation to an Index Commodity Contract, for a Pricing Day where the preceding Trading Day which is a General Trading Day for the Composite Commodity Index applicable to that Index Commodity Contract was a Market Disruption Day, the Price for such day shall be calculated in accordance with Clause 5.6 below;

(c)

upon a Creation Notice or Cancellation Notice being deemed received in relation to a class of Index Commodity Contract on a Trading Day which is a General Trading Day but not a Pricing Day then a Price shall be determined for that class of Index Commodity Contract in accordance with Clause 5.8 solely for the purposes of the Creation or Cancellation pursuant to that Creation Notice or Cancellation Notice (and, for the avoidance of doubt, that Price shall not be considered a Price for any other purpose under this Clause 5); and

(d)

upon a Creation Notice or Cancellation Notice being deemed received in relation to a class of Individual Commodity Contract on a Trading Day which is a General Trading Day but not a Pricing Day Clause 5.9 shall apply.

Pricing

5.2 Subject to Clause 5.1 above, the Price of a Commodity Contract of a particular class for each calendar day will be an amount (which may not be negative) determined using the relevant Commodity Index for that class by the following formula (calculated to 7 places of decimals with 0.00000005 rounded upwards):

where:

Pi,t	is the Price of a Commodity Contract of class i for day t;

Pi,t-1	is the Price of a Commodity Contract of class i for day t-1;

i	refers to the relevant class of Commodity Contract;

t	refers to the applicable calendar day;

t-1	refers to the calendar day prior to day t;

CAi,t	is the Capital Adjustment applicable to class i on day t, expressed as a decimal;

DFi	is the Delta Factor applicable to class i, expressed as a number.;

Ii,t

is the closing settlement price level of the Commodity Index applicable to a Commodity Contract of class i for day t. If day t is not a Pricing Day for a Commodity Contract of class i, then Ii,t will be the same as Ii,t-1; and

I i,t-1	is the closing settlement price level of the Commodity Index applicable to a Commodity Contract of class i for day t-1.

5.3 For an Individual Commodity Contract if t-1 is not a Pricing Day then Ii,t-1 shall be the closing settlement price level of the Individual Commodity Index applicable to an Individual Commodity Contract of class i on the preceding Pricing Day.

5.4 For an Index Commodity Contract, if t-1 is not a Pricing Day then Ii,t-1 shall be the closing settlement price level of the Composite Commodity Index applicable to an Index Commodity Contract of class i on the last day preceding day t-1 which is both a General Trading Day and a Trading Day for that Composite Commodity Index.

Indicative Pricing during Market Disruptions

5.5 For an Index Commodity Contract, if t is a day which is (a) a Market Disruption Day for the Composite Commodity Index applicable to that Index Commodity Contract or (b) a calendar day (not being a Pricing Day) and the day which is both a Trading Day (for that Composite Commodity Index) and a General Trading Day preceding day t was a Market Disruption Day then the Indicative Price of such Index Commodity Contract shall be as follows:

Calculation of Indicative Price on an initial Market Disruption Day

(i) on a day which is a Market Disruption Day for the Composite Commodity Index by reference to which the Price of a class of Index Commodity Contract is calculated and where the preceding day which is both a Trading Day and a General Trading Day was also a Pricing Day for such Composite Commodity Index (such Market Disruption Day being “Market Disruption Day 1”), the Indicative Price of an Index Commodity Contract of any class shall be determined in accordance with the following formula calculated to 7 places of decimals with 0.00000005 rounded upwards):

where:

IPi,t	is the Indicative Price of an Index Commodity Contract of class i for day t;

Pi,t-1	is the Price of an Index Commodity Contract of class i for day t-1;

I	refers to the relevant class of Index Commodity Contract;

T	refers to the applicable calendar day (t=1 being Market Disruption Day 1);

t-1	refers to the calendar day prior to day t;

CAi,t	is the Capital Adjustment applicable to class i on day t;

DFi	is the Delta Factor applicable to class i, expressed as a number.

Ii,t	is the closing settlement price level of the Composite Commodity Index applicable to an Index Commodity Contract of class i for day t; and

Ii,t-1

is the closing settlement price level of the Commodity Index applicable to an Index Commodity Contract of class i for day t-1. If day t-1 is not a Pricing Day then Ii,t-1 shall be the closing price level of the Composite Commodity Index applicable to an Index Commodity Contract of class i on the immediately preceding Pricing Day,

and

Calculation of Indicative Price on a calendar day following initial Market Disruption Day

(ii) on any calendar day not falling within sub-paragraph (i) above for which an Indicative Price in respect of a class of Index Commodity Contracts is required to be calculated hereunder, the Indicative Price of an Index Commodity Contract of that class shall be determined in accordance with the following formula (calculated to 7 places of decimals with 0.00000005 rounded upwards):

where:

IPi,t	is the Indicative Price of an Index Commodity Contract of class i for day t;

IPi,t-1	is the Indicative Price of an Index Commodity Contract of class i for day t-1 (calculated for t-1 in the same manner as for day t in accordance with sub-paragraph (i) or this sub-paragraph (ii));

i	refers to the relevant class of Commodity Contract;

t	refers to the applicable calendar day;

t-1	refers to the calendar day prior to t;

CAi,t	is the Capital Adjustment applicable to class i on day t;

NC	means the total number of commodities in the relevant Composite Commodity Index;

u	is a commodity the Settlement Price of a Designated Contract relating to which is used in calculating the Composite Commodity Index to which the relevant Index Commodity Contract relates;

j	in relation to a commodity u, is either a Lead Future or a Next Future and where j=1 it is a Lead Future and where j=2 it is a Next Future;

HP	[u]

is the Theoretical Hedge Position for Designated Contract j of commodity u in respect of Index Commodity Contract i on day t-1 calculated in accordance with Clause 5.7, save that where t-1 is not both a Trading Day for the relevant Composite Commodity Index and a General Trading Day then it shall be the Theoretical Hedge Position for such Designated Contract on the first day prior to day t-1 which is both a Trading Day for the relevant Composite Commodity Index and a General Trading Day;

i,t-[1,j]

WAV	[u]

means the weighted value for Designated Contract j of commodity u on day t used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day t is not both a Trading Day for that Composite Commodity Index and a General Trading Day then it shall be equal to ;

[t,j]

WAV	[u]

means the weighted value for Designated Contract j of commodity u on day t-1 used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day t-1 is not both a Trading Day for that Composite Commodity Index and a General Trading Day then it shall be the weighted value for such Designated Contract on the first day prior to day t-1 which is both a Trading Day for that Composite Commodity Index and a General Trading Day;

t-[1,j]

CIM	[u]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day t for Designated Contract j of commodity u, provided that where day t is not both a Trading Day for the relevant Composite Commodity Index and a General Trading Day then it shall be equal to ; and

[t,j]

CIM	[u]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day t-1 for Designated Contract j of commodity u, provided that where day t-1 is not both a Trading Day for the relevant Composite Commodity Index and a General Trading Day then it shall be equal to the Commodity Index Multiplier for such Designated Contract on the first day prior to day t-1 which is both a Trading Day for that Composite Commodity Index and a General Trading Day;

t-[1,j]

and

Cessation of calculation of Indicative Price

(iii) the Indicative Price of an Index Commodity Contract of any class shall cease to be calculated pursuant to (ii) above on the first day following Market Disruption Day 1 which is a Pricing Day for the Composite Commodity Index applicable to that class of Index Commodity Contract and the Price on such Pricing Day shall be calculated in accordance with Clause 5.6.

Pricing after Market Disruption Events

5.6 For an Index Commodity Contract, if t is a Pricing Day and the preceding Trading Day which is a General Trading Day for the Composite Commodity Index applicable to that Index Commodity Contract was a Market Disruption Day then the Price of such Index Commodity Contract shall be determined in accordance with the following formula (calculated to 7 places of decimals with 0.00000005 rounded upwards):

where

P i,t	is the Price of an Index Commodity Contract of class i for day t;

IPi,t-1	is the Indicative Price of an Index Commodity Contract of class i for day t-1;

I	refers to the relevant class of Index Commodity Contract;

t	refers to the applicable calendar day;

t-1	refers to the calendar day prior to day t;

CAi,t	is the Capital Adjustment applicable to class i for day t;

NC	means the total number of commodities in the relevant Composite Commodity Index;

HP [u]

means the Theoretical Hedge Position for Designated Contract j of commodity u in respect of Index Commodity Contract i on day t-1, save that where day t-1 is not both a Trading Day for the applicable Composite Commodity Index and a General Trading Day then it shall mean the Theoretical Hedge Position for such Designated Contract on the day preceding t-1 which is both a Trading Day for the relevant Composite Commodity Index and a General Trading Day;

i,t–[1,j]

[u]	is a commodity the Settlement Price of a Designated Contract relating to which is used in calculating the Composite Commodity Index to which the relevant Index Commodity Contract relates;

j	in relation to a commodity u, is either a Lead Future or a Next Future and where j=1 it is a Lead Future and where j=2 it is a Next Future;

WAV [u]	means the weighted value for Designated Contract j of commodity u on day t used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook;
[t,j]

WAV [u]

means the weighted value for Designated Contract j of commodity u on day t-1 used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook and where day t-1 is not a Trading Day for that Composite Commodity Index which is a General Trading Day then it shall be the weighted value for such Designated Contract used to calculate the last published relevant value of the Composite Commodity Index on the first day prior to day t-1 which is both a Trading Day for that Composite Commodity Index and a General Trading Day;

t–[1,j]

CIM	[u]	means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day t for Designated Contract j of commodity u; and
[t,j]

CIM	[u]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day t-1 for Designated Contract j of commodity u and where day t-1 is not a Trading Day for that Composite Commodity Index which is a General Trading Day then it shall be equal to the Commodity Index Multiplier for such Designated Contract on the first day prior to day t-1 which is both a Trading Day for that Composite Commodity Index and a General Trading Day.

t–[1,j]

Theoretical Hedge Position

5.7 For the purposes of Clauses 5.5 and 5.6 the Theoretical Hedge Position in respect of a particular Designated Contract and commodity shall be as follows:

Theoretical Hedge Position on a Pricing Day

(i) on any day which is a Pricing Day for the Index Commodity Contract of class i shall be the number determined in accordance with the following formula:

where:

HP [u]	means the Theoretical Hedge Position for Designated Contract j of commodity u in respect of Index Commodity Contract i on day t;
[i,t,j]

i	refers to the relevant class of Commodity Contract;

t	refers to the applicable calendar day;

j	in relation to commodity u, is either a Lead Future or a Next Future and where j=1 it is a Lead Future and where j=2 it is a Next Future;

u	is a commodity the Settlement Price of a Designated Contract relating to which is used in calculating the Composite Commodity Index to which the Index Commodity Contract relates;

DFi	is the Delta Factor applicable to class i, expressed as a number;

Pi,t	is the Price of an Index Commodity Contract of class i for day t;

CIM [u]	means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day t for Designated Contract j of commodity u;
[t,j]

RW [u]

means the roll weight applicable to Designated Contract j on day t in respect of commodity u, being a value of either 0, 0.2, 0.4, 0.6, 0.8 or 1 as determined in accordance with the Handbook, to be used in the calculation of the relevant Composite Commodity Index on the following Trading Day for the relevant Commodity Index;

[t,j]

RW [v]

means the roll weight applicable to Designated Contract k on day t in respect of commodity v, being a value of either 0, 0.2, 0.4, 0.6, 0.8 or 1 as determined in accordance with the Handbook, to be used in the calculation of the relevant Composite Commodity Index on the following Trading Day for the relevant Commodity Index;

[t,k]

NC	means the total number of commodities in the relevant Composite Commodity Index;

v	means each commodity in the relevant Composite Commodity Index;

k	in relation to a commodity v, is either a Lead Future or a Next Future and where k=1 it is a Lead Future and where k=2 it is a Next Future; and

WAV [v]	means the weighted value for Designated Contract k of commodity v on day t used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook,
[t,k]

or

Theoretical Hedge Position on a Market Disruption Day

(ii) on a day which is a Market Disruption Day for one or more commodities of the relevant Composite Commodity Index:

(1)

for those commodities for which it is not a Market Disruption Day shall be the number calculated using the formula set out in Sub-Clause (i) above, save that the value Pi,t shall be replaced with IPi,t being the Indicative Price of an Index Commodity Contract of class i for day t calculated in accordance with Clause 5.5 above; and

(2) for those commodities for which it is a Market Disruption Day shall be the number determined in accordance with the following formula:

HP	[u]	=	HP	[u]
	[i,t,j]			i,t–[1,j]

where:

HP	[u]	means the Theoretical Hedge Position for Designated Contract j of commodity u in respect of Index Commodity Contract i on day t;
[i,t,j]

HP	[u]

means the Theoretical Hedge Position for Designated Contract j of commodity u in respect of Index Commodity Contract i on day t-1, save that when t-1 is not both a Trading Day for the relevant Composite Commodity Index and a General Trading Day then it shall be the Theoretical Hedge Position for such Designated Contract on the first day prior to day t-1 which is both a Trading Day for the relevant Composite Commodity Index and a General Trading Day.

i,t–[1,j]

Creations and Cancellations during Market Disruption Days

5.8 For the Creation or Cancellation of an Index Commodity Contract, if day t is a Market Disruption Day for the Composite Commodity Index relating to that Index Commodity Contract, then the Price of such Index Commodity Contract shall be determined in accordance with paragraphs 4(a) and 4(b) of Schedule 6 in respect of a Creation of an Index Commodity Contract or paragraphs 4(a) and 4(b) of Schedule 7 in respect of a Cancellation of an Index Commodity Contract.

5.9 For the Creation or Cancellation of an Individual Commodity Contract, if day t is a Market Disruption Day for the Individual Commodity Index relating to that Individual Commodity Contract, then paragraph 4(a) of Schedule 6 in respect of a Creation of an Individual Commodity Contract or paragraph 4(a) of Schedule 7 in respect of a Cancellation of an Individual Commodity Contract shall apply.

6. SUBSTITUTION OF COMMODITY INDICES

The Counterparty and the Fund may agree[, subject to the prior written consent of the Calculation Agent], to substitute a different commodity index for one or more of the Commodity Indices and accordingly may agree such changes as they agree to be necessary or appropriate to this Agreement consequent upon such substitution. Such changes may be effected in the manner agreed in writing by the Counterparty and the Fund[, subject to the prior written consent of the Calculation Agent], provided that the adjustments so agreed have the consequence that at the time of the substitution of the index there is no change to the aggregate Price of the Commodity Contracts of the class or classes which are the subject of the substitution.

7. AUTHORIZED PARTICIPANTS

Consent for Authorized Participants

7.1 The Fund may appoint Authorized Participants in its sole discretion and the Fund shall notify the Counterparty of each such appointment, identifying the person, its Authorized Individuals and the date from which that person will be entitled to act as an Authorized Participant; provided, however, that the Counterparty shall have a right of prior consent in accordance with this Clause 7 in respect of any Creations and Redemptions by any Authorized Participant.

7.2 The Fund shall provide (or shall procure that the Counterparty is provided with) such information as the Counterparty may reasonably require in order to consider whether or not to accept Creations and Redemptions by any proposed Authorized Participant.

7.3 The Counterparty shall, within ten Business Days of receiving the information required under Clause 7.2, notify the Fund whether or not the Counterparty gives its consent to Creations and Redemptions by an Authorized Participant.

7.4 The Counterparty shall not unreasonably withhold or delay giving its consent in respect of any such proposal under this Clause 7; provided that the Counterparty may withhold its consent in its absolute discretion where:

(a)

such proposed person does not (i) have an Acceptable Credit Rating, or (ii) provide credit support acceptable to the Counterparty from a credit support provider with an Acceptable Credit Rating, or (iii) provide cash collateral or other security, in either case on such terms as the Counterparty may require in its sole discretion; or

(b)	the Counterparty otherwise deems such person to be unacceptable as an Authorized Participant for credit, compliance, general business policy or reputational reasons; or

(c)

the Counterparty reasonably determines that it would be unlawful for the Counterparty, or the Counterparty would be required to obtain any governmental or regulatory consent or license in any jurisdiction, to enter into or perform any of the transactions between it and such Authorized Person contemplated under this Agreement or the relevant Direct Agreement; or

(d)	[the Counterparty determines, in its reasonable belief, that:

(i)

it may be required to withhold or deduct for or on account of any Tax under any applicable law amounts from one or more payments required to be made by it to such proposed person or the Fund under any Direct Agreement or this Agreement

(A)

(B)

(ii)

it may receive a payment from such proposed person under such Direct Agreement from which an amount would be required to be withheld or deducted for or on account of any Tax under any applicable law and no amount would required to be paid by such person in respect of such Tax under the Direct Agreement (other than by reason of sub-paragraph (d)(i) or (ii) of the section of the relevant Direct Agreement entitled “Gross-up” (being clause 8 of the agreed form of the Direct Agreement)).]

7.5 Where the Counterparty has consented to accept Creations and Redemptions from an Authorized Participant pursuant to Clause 7.1 or Clause 7.3, the Counterparty shall negotiate in good faith to enter into a Direct Agreement with that person.

7.6 The Fund shall notify the Counterparty in writing whenever an Authorized Participant ceases to be an Authorized Participant.

7.7 The Fund shall not, when entering into an Authorized Participant Agreement with an Authorized Participant, agree to any amendment to the agreed form of the Authorized Participant Agreement without the prior written consent of the Counterparty, such consent not to be unreasonably withheld or delayed.

Unacceptable Authorized Participants

7.8 The Counterparty may at any time give notice to the Fund that an Authorized Participant has ceased to be acceptable to the Counterparty with effect from the date and time (no earlier than the date and time on which such notice is sent) specified in such notice if:

(a)

the Authorized Participant or a person providing credit support to the Counterparty for the payment obligations of that Authorized Participant does not have an Acceptable Credit Rating, and such Authorized Participant has not provided or procured the provision of credit support acceptable to the Counterparty from a credit support provider with an Acceptable

Credit Rating or provided cash collateral or other security, in either case on such terms as the Counterparty may require in its sole discretion; or

(b)	the Counterparty deems such person to be unacceptable as an Authorized Participant for credit, compliance, general business policy or reputational reasons; or

(c)	the Counterparty determines, in its reasonable belief, that:

(i)

it would be unlawful for the Counterparty, or the Counterparty would be required to obtain any governmental or regulatory consent or license in any jurisdiction, to enter into or perform any of the transactions contemplated to be effected between it and such Authorized Participant, pursuant to this Agreement and the relevant Applicable Authorized Participant Agreement or the relevant Direct Agreement; or

(ii)

such Authorized Participant will be incapable of performing its obligations under the relevant Applicable Authorized Participant Agreement or the relevant Direct Agreement without contravening (or causing the Fund or the Counterparty to contravene) any applicable law or regulation; or

(d)	[the Counterparty determines, in its reasonable belief, that:

	(i)	it may be required to withhold or deduct for or on account of any Tax under any applicable law amounts from one or more payments required to be made by it:

(A)

to such Authorized Participant under any Direct Agreement such that it would be required under such Direct Agreement to pay additional amounts to such person on account of the amount so withheld or deducted; or

		(B)	to the Fund under this Agreement such that it would be required to pay additional amounts to the Fund under Clause [12] on account of the amount so withheld or deducted; or]

(ii)

it may receive a payment from such Authorized Participant under such Direct Agreement from which an amount would be required to be withheld or deducted for or on account of any Tax under any applicable law and no amount would required to be paid by such person in respect of such Tax under the Direct Agreement (other than by reason of sub-paragraph (d)(i) or (ii) of the section of the relevant Direct Agreement entitled “Gross-up” (being clause 8 of the agreed form of the Direct Agreement)); or

(e)

the Counterparty ceases under a Required Security Document with respect to the Applicable Authorized Participant Agreement to which that Authorized Participant is party to have a valid and enforceable first-ranking security interest in all or any of the Assigned Rights with respect to that Applicable Authorized Participant Agreement, or such security interest proves not to have been valid or enforceable when granted or purported to have been granted; or

(f)

by reason of (i) the adoption of, or any change in, any applicable law, legally-binding directive or regulation after the date of the relevant Direct Agreement the performance of the relevant Direct Agreement by either party thereto becomes unlawful; or (ii) the adoption of, or any change in, any applicable law, directive, regulation, accounting rule, practice or principle, or any Change in Tax Law, in each case after the date of the relevant Direct Agreement, or any change in the interpretation or application by any Competent Authority of any such applicable law, directive, regulation, rule, practice or principle, after the date of the relevant Direct Agreement, the Counterparty considers (acting in good faith) that the economic benefit of its being party to the relevant Direct Agreement would be materially adversely affected; or

(g)

such Authorized Participant has failed to pay any amount due and payable by it to the Fund (or to its order) in respect of Shares, or to the Counterparty in accordance with the relevant Direct Agreement, where such failure is not rectified within five Business Days following the day on which such Authorized Participant receives notice of such failure sent by the Fund or the Counterparty (as the case may be) in accordance with the procedure for sending Pricing Notices under Clause 25.1; or

(h)

the SEC or any regulatory body, governmental body, agency, other authority or court requests, requires, directs or orders that (or to the effect that) such person cease to act as an Authorized Participant or that the Counterparty cease to Create Commodity Contracts in respect of Shares issued by the Fund for such Authorized Participant or place hedges in respect of its exposures in respect of them; or

(i)	the Authorized Participant has been found guilty of any breach of law or regulation (whether by the SEC or any other authority or body) in respect of its role as an Authorized Participant; or

(j)

the Authorized Participant is in material or persistent breach of any selling restrictions to which it is subject under the relevant Direct Agreement or its Authorized Participant Agreement with the Counterparty (and for the avoidance of doubt for the purposes of this Clause an Authorized Participant is in persistent breach of such selling restrictions where it has breached them at least 3 (three) times in any period of 12 months); or

(k)

in the Counterparty’s reasonable opinion such Authorized Participant will be incapable of performing its obligations under its relevant Authorized Participant Agreement or Direct Agreement without contravening (or causing the Fund or the Counterparty to contravene) any applicable law or regulations.

7.9 An Authorized Participant in respect of which a notice has been given by the Counterparty under Clause 7.8 shall remain an Unacceptable Authorized Participant until the Counterparty confirms otherwise in writing to the Fund. The Fund shall notify each Authorized Participant of the provisions of Clause 7.8.

Authorized Participant Credit Limits

7.10 The Counterparty may from time to time determine a credit limit with respect to Commodity Contracts to apply in respect of an Authorized Participant, and change a credit limit previously determined and notified. The Counterparty shall notify the Fund and the applicable Authorized Participant in writing of such credit limit. A notice given under this Clause 7.10 shall not have effect until the day following the New York Business Day upon which such notice is received by the Fund.

8. MATERIAL ADVERSE CHANGE

8.1 If a Material Adverse Change occurs, the Party adversely affected by such Material Adverse Change (the Affected Party) shall give notice thereof to the other Party (a Material Adverse Change Notice), specifying the nature of that Material Adverse Change and the business affected thereby (the Affected Business) and will also give such other information about that Material Adverse Change as the other party may reasonably require. The Affected Party will use all reasonable efforts (which will not require such Party to incur a loss, excluding immaterial, incidental expenses) within 20 days after it gives such Material Adverse Change notice to restructure the Affected Business (which may include a transfer of all its rights and obligations under this Agreement in respect of the Affected Business to another office or Affiliate) so that such Material Adverse Change ceases to exist.

8.2 If the Affected Party is not able to effect such a restructure it will give notice to the other Party to that effect within such 20 day period, whereupon the other Party may effect such a restructure within 30 days after such Material Adverse Change notice. Any such restructure by a Party will be subject to and conditional upon the prior written consent of the other Party, which consent will not be withheld if such other Party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

8.3 If a Material Adverse Change occurs and neither Party is able to effect such a restructure or it is reasonably determined that no such restructure would cause the Material Adverse Change to cease, the Parties will negotiate in good faith to reach agreement within 30 days after the first Material Adverse Change notice is given on action to address such Material Adverse Change which as near as possible would leave both Parties in the same economic position as if such Material Adverse Change had not occurred.

9. TERMINATION

General termination

9.1 The Counterparty may give the Fund notice of a Compulsory Pricing Date in respect of all classes of Commodity Contracts:

(a)	by not less than 3 (three) months’ notice;

(b)

by not less than 2 Business Days’ notice, if a Fund Event of Default has occurred and is continuing provided such Fund Event of Default was not caused by a breach by the Counterparty of its obligations under this Agreement or by any Guarantor of its obligations under any Guarantee; or

(c)	by not less than 30 (thirty) days’ notice, if any applicable Guarantee is in force and there is a Guarantor Tax Event,

and a Compulsory Pricing Date in respect of all classes of Commodity Contracts shall automatically occur on the date that is [ten] years after the Effective Date, unless the Parties agree to an extension before such date.

9.2	the Fund may give the Counterparty notice of a Compulsory Pricing Date:

(a)	in respect of all or the applicable classes of Commodity Contracts by not less than thirty days’ notice, if all Shares, or all Shares of any one or more classes, are to be Redeemed;

(b)	in respect of all classes of Commodity Contracts by not less than 3 (three) months’ notice irrespective of whether any Shares are to be Redeemed;

(c)	in respect of all classes of Commodity Contracts by not less than thirty days’ notice if the Counterparty gives notice under Clause [12] irrespective of whether any Shares are to be Redeemed;

(d)

in respect of all classes of Commodity Contracts by not less than two Business Days’ notice, if a Counterparty Default has occurred and is continuing provided that such Counterparty Default was not caused by a breach by the Fund of its obligations under this Agreement or by any Authorized Participant under the relevant Applicable Authorized Participant Agreement; or

(e)	in respect of the applicable classes of Commodity Contracts by not less than two days’ notice if all Shares of any class are to be redeemed pursuant to [the Trust Agreement]

Material Adverse Change Termination

9.3 If a Material Adverse Change Notice is given and notwithstanding compliance with Clause 8 the Parties are unable to take action which overcomes such Material Adverse Change within 30 days after the first Material Adverse Change notice is given, either Party may, by not less than 20 days’

notice to the other Party, and provided that the relevant Material Adverse Change is then continuing, designate a day not earlier than the last day of such period as a Compulsory Pricing Date in respect of all classes of Commodity Contracts.

9.4 The Parties hereby agree that to the extent any Commodity Contract or the ISDA Agreements constitute one or more “swaps” under the Wall Street Transparency and Accountability Act of 2010 (the “DFA”), the right to designate a Compulsory Pricing Date under this Clause 9 in connection with the occurrence of such a Material Adverse Change that arises from or in connection with the enactment of the DFA or any amendment made thereby or any requirement thereunder, the coming into effect of any one or more provisions of the DFA or any requirement thereunder or any rule promulgated thereunder is “specifically reserved” within the meaning of Section 739 of the DFA. For the avoidance of doubt, the parties further agree that Section 739 of the DFA shall not prevent any such Compulsory Pricing Date from occurring and shall not prevent or otherwise restrict a party’s right to designate a Compulsory Pricing Date in connection therewith in accordance with the terms hereof. This provision is a material and essential element of the Agreement and the parties would not have entered into this Agreement but for the inclusion and the effectiveness of this provision.

Fall in Intra-day Price

9.5 If the Intra-day Price of any Commodity Contract falls to or below zero at any time during any Trading Day, then the Counterparty may nominate that Trading Day to be a Compulsory Pricing Date in respect of that class of Commodity Contracts, which shall thereupon be terminated with no payments due to or from the Counterparty from or to the Issuer in respect of such termination, even if the Price of the terminated Commodity Contracts has returned to a positive value by the end of such Trading Day. Any such nomination shall be ineffective unless given in the manner provided for Pricing Notices in Clause 25, and given by no later than 11.30 p.m. on the Trading Day in question.

Cancellation following termination

9.6 Where notice has been given of a Compulsory Pricing Date in respect of any or all classes of Commodity Contracts under Clause 9.1, Clause 9.2 or Clause 9.3:

(a)

except where notice is given under Clause 9.1(a), no Commodity Contracts of the relevant class or classes may be Created on or after the date on which such notice is received by the Party to whom such notice is given;

(b)	where notice is given under Clause 9.1(c) or Clause 9.2(d), no further Cancellation Notices shall be given hereunder; and

(c)	all existing Commodity Contracts, or all existing Commodity Contracts of the relevant class or classes, will be Cancelled in accordance with paragraph 14 of Schedule 7.

Termination of Agreement

9.7 This Agreement shall terminate following payment in full by the Counterparty of the Cancellation Amount in respect of all Commodity Contracts to be Cancelled following a Compulsory Pricing Date in respect of all classes of Commodity Contracts and any other outstanding amounts payable in accordance with this Agreement, provided that termination shall be without prejudice to all rights, entitlements and remedies which have arisen or accrued before termination.

10. EXERCISE OF SET-OFF RIGHTS

10.1 Without prejudice to paragraph 11 of Schedule 7 and subject always to Clause 10.2, if the Fund determines to exercise its rights under the provisions of any Authorized Participant Agreement equivalent to paragraph 13 of Attachment B to the Authorized Participant Agreement in the agreed form:

(a)

in circumstances where all or any of the Redemption Amount (for the purposes of that paragraph) would be settled by payment of a Cancellation Amount to the Redemption Account of that Authorized Participant hereunder but the amount of the Application Amount (for the purposes of that paragraph) would not be payable to the Counterparty as a Creation Amount hereunder, the Fund may direct the Counterparty not to pay all or part of such Cancellation Amount [into the applicable Redemption Account] but instead to pay all or such part to such other account as the Fund may direct (being intended to be for the account of the Commodity Contract Counterparty to whom the relevant Application Amount would be payable by the Fund);

(b)

in circumstances where the Application Amount (for the purposes of that paragraph) should be settled by payment of a Creation Amount to the Counterparty Account hereunder but the amount of the Redemption Amount would not be payable by the Counterparty as a Cancellation Amount hereunder and all or part of such amount is paid by the Commodity Contract Counterparty to the Fund pursuant to the provision of the Facility Agreement between it and the Fund equivalent to Clause 10.1(a) hereof, then the Fund shall pay such amount so paid to the Counterparty in discharge (to that extent) of the unpaid Creation Amount.

10.2 Save to the extent required to do so by a provision of a Facility Agreement equivalent to paragraph 11 of Schedule 7, the Fund shall not exercise its rights under the provisions of any Authorized Participant Agreement equivalent to paragraph 13 of Attachment B to the Authorized Participant Agreement in the agreed form in circumstances where the Application Amount (for the purposes of that paragraph) should be settled by payment of a Creation Amount to the Counterparty Account hereunder but the amount of the Redemption Amount would not be payable by the Counterparty as a Cancellation Amount hereunder:

(a)

without the prior consent in writing of each Commodity Contract Counterparty to whom or by whom are owed Creation Amounts or Cancellation Amounts which correspond to the Application Amount or Redemption Amount concerned; and

(b)

unless it directs the Commodity Contract Counterparty by whom the Redemption Amount would be payable as a Cancellation Amount under the terms of its Facility Agreement to make payment to the Counterparty Account of an amount equal to the lower of the relevant Creation Amount and such Redemption Amount.

10.3 The Fund undertakes that if the Counterparty elects to effect a set-off of amounts under paragraph 11 of Schedule 7 with respect to any Authorized Participant, it will use commercially reasonable endeavors (but without accepting any legal responsibility therefor and subject to having been given adequate notice to do so) to exercise its rights under the provisions of the Applicable Authorized Participant Agreement equivalent to paragraph 17 of Schedule 4 to the Authorized Participant Agreement in the agreed form.

10.4 Save as provided in this Clause 10, the Fund shall not exercise rights of set-off (legal, equitable or contractual) against any Authorized Participant without the prior written consent of each Commodity Contract Counterparty by whom or to whom are owed Creation Amounts or Cancellation Amounts which correspond to Application Amounts or Redemption Amounts that the Fund wishes to set-off as against that Authorized Participant.

11. GENERAL PAYMENT PROVISIONS

Currency

11.1 Without prejudice to the terms of the ISDA Master Agreement, all monies payable under this Agreement shall be paid in US Dollars in cleared and immediately available funds and without set-off or counterclaim (other than any set-off expressly contemplated by this Agreement).

Interest

11.2 Following the occurrence of a Settlement Failure, interest shall accrue on any balance of the Creation Amount or the Cancellation Amount not paid or otherwise discharged by way of set-off in accordance with this Agreement by or on behalf of the Fund or the Counterparty (as the case may be) from the Settlement Failure Date. Such interest shall:

(a)

accrue at the Funding Rate from and including the Settlement Failure Date to but excluding the date falling three Business Days after the Settlement Failure Date, and thereafter at the Default Rate; and

(b)	cease to accrue:

(i)

in relation to the balance of the Creation Amount, (A) on the date on which the Commodity Contracts relating to such balance are Cancelled by the Counterparty in accordance with the terms of this Agreement, or (B) if such Commodity Contracts are not so Cancelled, on the date on which such balance is paid by or on behalf of the Fund into the Counterparty Account; and

	(ii)	in relation to the balance of the Cancellation Amount, on the date on which such balance is paid by the Counterparty into the relevant Redemption Account.

11.3 The Parties acknowledge and agree that, other than as set out in Clause 11.2, no interest or any amount in respect of or in the nature of interest is due or payable by or on behalf of either Party.

No double recovery

11.4 A Party may satisfy any of its payment obligations under this Agreement by procuring the payment of the outstanding amount on its behalf by another person.

Payments due on Days other than Business Days

11.5 Where a day on which a payment would otherwise be due and payable is not a Business Day, such payment shall be due and payable by the payer on the next following Business Day.

Credit Support

11.6 The Counterparty shall procure that at all times any Guarantee given hereunder remains in full force and effect, unless a replacement guarantee (or other form of credit support) acceptable to the Fund in its sole discretion is provided to the Fund in lieu of any Guarantee upon or prior to such Guarantee ceasing to be in full force and effect.

11.7 The provisions of Clause 11.6 shall apply mutatis mutandis to any replacement guarantee (or other form of credit support) and any replacement guarantor (or credit support provider).

Payments into a Redemption Account

11.8 Where the Counterparty is required to make a payment into a Redemption Account [such payment obligation shall be deemed satisfied upon the Counterparty depositing such amount in full cleared and immediately available US Dollar funds into [the Redemption Account specified in the Pricing Notice or otherwise notified to the Counterparty in accordance with the provisions of this Agreement]]

12. DEDUCTION OR WITHHOLDING FOR TAX

[Reserved]

13. BANK ACCOUNTS

Compulsory Cancellations

13.1 The Fund shall notify to the Counterparty from time to time (but in any event by no later than [4.00 p.m.] on the day prior to the Payment Date for a Compulsory Cancellation) details of each Redemption Account into which the Fund may require or direct the Counterparty to make payment of any Cancellation Amount pursuant to a Compulsory Cancellation.

The Counterparty Account

13.2 The Counterparty shall establish and at all times maintain a bank account (the Counterparty Account) to receive payments of Creation Amounts and into which the Counterparty shall pay Cancellation Amounts, and the Counterparty shall notify the Fund of the details of such account from time to time

13.3 The Counterparty shall as soon as possible notify the Fund of the account details of the Counterparty Account.

Change of bank accounts

13.4 The Counterparty may change the bank account which constitutes the Counterparty Account by giving notice thereof to the Fund and each Authorized Participant.

13.5 A change of bank account notified in accordance with Clause 13.4 shall take effect on the later to occur of:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	the day which is five Business Days following the day on which notice of the change was deemed received by each of the persons to which it was sent.

14. COMMODITY INDICES

14.1 Subject to Clauses 15.1, 15.1 and 15.4, in the event that UBS Securities and CME Indexes as co-sponsors of the DJ-UBS CISM cease to calculate and publish any Individual Commodity Index or any Composite Commodity Index, the Calculation Agent shall use all reasonable endeavors to calculate settlement values of such Individual Commodity Index and/or Composite Commodity Index for each Pricing Day using the same methodology and processes for each individual commodity as are used from time to time for the calculation of the DJ-UBS CISM and to provide such values to the Fund on such Pricing Day. Subject to Clauses 15.1, 15.2 and 15.4, in the event that CME Indexes and UBS Securities as co-sponsors of the DJ-UBS CISM cease to calculate and publish any Individual Commodity Index or any Composite Commodity Index, the Calculation Agent will be required under the Calculation Agency Agreement to use all reasonable endeavors to calculate settlement values of such Individual Commodity Index and/or Composite Commodity Index for each Pricing Day using the same methodology and processes for each individual commodity as are used from time to time for the calculation of the DJ-UBS CISM and to provide such values to the Fund and the Counterparty on such Pricing Day.

14.2 Subject to Clauses 15.1, 15.2 and 15.4, in the event that UBS Securities and CME Indexes as co-sponsors of the DJ-UBS CISM do not make the settlement prices of the DJ-UBS CISM and the Commodity Indices publicly available on any day that such indices are calculated, the Calculation Agent shall notify the Fund of the DJ-UBS CISM and the Commodity Indices, calculated to three places of decimals on such day. Subject to Clauses 15.1, 15.2 and 15.4, in the event that CME Indexes and UBS Securities as co-sponsors of the DJ-UBS CISM do not make the settlement prices of the DJ-UBS CISM and the Commodity Indices publicly available on any day that such indices are calculated, the Calculation Agent will be required under the Calculation Agency Agreement to notify the Fund of the DJ-UBS CISM and the Commodity Indices, calculated to three places of decimals on such day.

14.3 If excess return indices substantially similar to the Commodity Indices by reference to which the Commodity Contracts are Priced (excluding, for the avoidance of doubt, indices that select commodity futures using their basis, relative strength or other price-based factors) are calculated by the Counterparty (or any of its Affiliates) in conjunction with CME Indexes and published for any commodity (or commodities) other than those by reference to the prices of which the DJ-UBS CISM or any existing Commodity Index is calculated, the Fund may, unless the Counterparty gives notice in respect of such other commodity (or other commodities) in accordance with Clause 14.4, by notice to the Counterparty elect that one or more of such excess return indices shall be a Commodity Index in respect of which Commodity Contracts relating to the Fund may be Created hereunder; in which case Schedule [2 and Schedule 3] shall be deemed amended accordingly and the other provisions of this Agreement shall apply mutatis mutandis to such Commodity Index(ices) in respect of which that election is made by the Fund. If excess return indices substantially similar to the Commodity Indices by reference to which the Commodity Contracts are Priced (excluding, for the avoidance of doubt, indices that select commodity futures using their basis, relative strength or other price-based factors) are calculated by UBS (or any of its Affiliates) in conjunction with CME Indexes and published for any commodity (or commodities) other than those by reference to the prices of which the DJ-UBS CISM or any existing Commodity Index is calculated, the Fund may, unless the Counterparty gives notice in respect of such other commodity (or other commodities) in accordance with Clause 14.4, by giving not less than 10 Business Days’ notice to the Counterparty elect that one or more of such excess return indices shall be a Commodity Index in respect of which Commodity Contracts may be Created hereunder; in which case Schedule[ 2 and Schedule 3] shall be deemed amended accordingly and the other provisions of this Agreement shall apply mutatis mutandis to such Commodity Index(ices) in respect of which that election is made by the Fund.

14.4 If excess return indices substantially similar to the Commodity Indices by reference to which the Commodity Contracts are Priced (excluding, for the avoidance of doubt, indices that select commodity futures using their basis, relative strength or other price-based factors) are calculated by the Counterparty (or any of its Affiliates) in conjunction with CME Indexes and published for commodities other than those by reference to the prices of which the DJ-UBS CISM or any existing Commodity Index is calculated, the Counterparty may at any time prior to the later of (i) the giving by the Fund of a Creation Notice in respect of the first Commodity Contract of the class relating to such commodity index and (ii) the date of publication of such excess return index, give notice that it is unable to enter into the hedging positions that it considers (acting reasonably) necessary to hedge its obligations in connection with such Commodity Contracts. If excess return indices substantially similar to the Commodity Indices by reference to which the Commodity Contracts are Priced (excluding, for the avoidance of doubt, indices that select commodity futures using their basis, relative strength or other price-based factors) are calculated by UBS (or any of its Affiliates) in conjunction with CME Indexes and published for commodities other than those by reference to the prices of which the DJ-UBS CISM or any existing Commodity Index is calculated, the Counterparty may at any time prior to the later of (i) the giving by the Fund of a Creation Notice in respect of the first Commodity Contract of the class relating to such commodity index and (ii) the date of publication of such excess return index, give notice that it is unable to enter into the hedging positions that it considers (acting reasonably) necessary to hedge its obligations in connection with such Commodity Contracts.

15. Non-Publication of Commodity Indices

Market Disruption

15.1 Non-calculation or non-publication of a Commodity Index on a Market Disruption Day in respect of that Commodity Index shall not constitute a breach by the Counterparty of its obligations under Clauses 14.1 or 14.2.

15.2 If:

(a)	an Individual Commodity Index is not published for five or more consecutive Trading Days by reason of those Trading Days being Market Disruption Days in respect of that Individual Commodity Index; or

(b)

any Composite Commodity Index is not published for five or more consecutive Trading Days by reason of those Trading Days being Market Disruption Days in relation to the Designated Contracts relating to any commodity the Settlement Price of which is used to determine that Composite Commodity Index, then in each case the Calculation Agent will be required under the Calculation Agency Agreement to calculate and provide to the Fund and the Counterparty a substitute value for that Individual Commodity Index and/or Composite Commodity Index in accordance with the provisions of the Calculation Agency Agreement on each subsequent Trading Day for as long as the Market Disruption Event continues.

Other

15.3 If a Commodity Index is not published on a Trading Day for any reason other than that Trading Day being a Market Disruption Day in relation to that Commodity Index, the Calculation Agent will be required under the Calculation Agency Agreement to calculate and provide to the Fund a substitute value for that Commodity Index in accordance with the provisions of the Calculation Agency Agreement for that Trading Day and for each subsequent Trading Day for as long as the non-publication continues.

General

15.4 If non-calculation or non-publication (including any non-publication by Dow Jones for which the Calculation Agent is providing substitute values as referred to in Clause 14.1) of a Commodity Index for any reason continues for a continuous period of thirty days, the Parties shall negotiate in good faith for (i) a permanent replacement mechanism for such Commodity Index for the purposes of this Agreement, and (ii) amendments to this Agreement to give effect to such permanent replacement. If within a further period of thirty days the Parties are unable to reach agreement on a permanent replacement mechanism or amendments to this Agreement to give effect to it, either Party may give not less than thirty days’ written notice of the Compulsory Pricing Date in respect of the class of Commodity Contracts to which that Commodity Index relates.

15.5 Where a Compulsory Pricing Date is notified in accordance with Clause 15.4, all Commodity Contracts of that class shall be terminated in accordance with paragraph 14 of Schedule 7.

16. Hedging Disruption Events

16.1 The Counterparty shall notify the Fund and each Authorized Participant in writing, in the manner provided for Pricing Notices in Clause 25, of:

(a)

the occurrence or anticipated occurrence of a Hedging Disruption Event in respect of the Relevant Market for one or more Individual Commodity Indices or commodities by reference to which an Individual Commodity Index is determined or which are otherwise comprised in a Composite Commodity Index but are not the subject of an Individual Commodity Index; and

(b)	the cessation of that Hedging Disruption Event,

in each case promptly upon becoming aware of the same and whilst any notice has been given under paragraph (a) all Creations of Commodity Contracts which are of a class the Price of which is determined by reference to a Commodity Index which is calculated (in whole or in part) by reference to the Settlement Prices for one or more commodities to which such Hedging Disruption Event relates will cease until notice is given under paragraph (b).

16.2 If as a consequence of an anticipated Hedging Disruption Event, the Counterparty or any of its Affiliates reasonably determines that it may (a) be required by law, or by the order of a regulatory authority having jurisdiction over the Counterparty or such Affiliate, or (b) be reasonably necessary in order for it to comply with any such law or order, to close or reduce hedging positions (if any) which the Counterparty (acting reasonably) attributes to the hedging of its obligations in connection with this Agreement or Commodity Contracts of one or more classes (including, without limitation, any Index Commodity Contracts), the Counterparty shall notify the Fund thereof as soon as the circumstances which might give rise to the Hedging Disruption Event come to its attention, and the Parties shall negotiate in good faith to agree upon mechanisms which would permit the Counterparty or any of its Affiliates to continue to hedge such positions to the Counterparty’s satisfaction (acting reasonably) or would enable such positions to be hedged to the Counterparty’s satisfaction (acting reasonably) in an alternative manner (whether in whole, in part or not at all) without a corresponding need to Redeem Shares, including amendments to this Agreement to permit other providers of contractual commitments equivalent to Commodity Contracts to provide such commitments to the Fund in lieu of Commodity Contracts (in whole or in part).

16.3 If as a consequence of a Hedging Disruption Event the Counterparty or any of its Affiliates reasonably determines that it is (a) required by law, or by the order of a regulatory authority having jurisdiction over the Counterparty or such Affiliate, or (b) reasonably necessary in order for it to comply with any such law or order, to close or reduce hedging positions (if any) which the Counterparty (acting reasonably) attributes to the hedging of its obligations in connection with this Agreement or Commodity Contracts of one or more classes (including, without limitation, any Index Commodity Contracts), the Counterparty may Cancel some or all of the Commodity Contracts then in existence of that class or those classes, by giving to the Fund not less than 30 days’ notice of:

(a)	the Compulsory Pricing Date applicable to the Cancellation of Commodity Contracts in accordance with this Clause 16; and

(b)	the number, classes and Strategies of Commodity Contracts which are to be Cancelled in accordance with this Clause 16.

16.4 Where notice of a Compulsory Pricing Date and the number of Commodity Contracts of a particular class or classes to be Cancelled is given in accordance with Clause 16.3 then, subject to paragraph 15(b) of Schedule 7, that number or those numbers of that class or those classes of Commodity Contracts (as reduced pursuant to the proviso in the definition of “Compulsory Number Priced” in connection with that Compulsory Pricing Date) shall be Cancelled in accordance with paragraph 14 of Schedule 7.

17. Calculation Agent

17.1 The Counterparty shall act as Calculation Agent for the purposes of and in accordance with the terms of this Agreement. The Calculation Agent shall act as calculation agent for the purposes of this Agreement pursuant to the terms of the Calculation Agency Agreement.

17.2 The Calculation Agent shall act in good faith and in a commercially reasonable manner and in accordance with the obligations of the Calculation Agent set out in this Agreement. Subject thereto,

in the absence of manifest error the calculations of the Calculation Agent provided for in Clause 17.1 shall be final and conclusive. Subject as provided in the Calculation Agency Agreement and in the absence of manifest error, the calculations of the Calculation Agent provided for in any of Clauses 14.1, 15.1 and 15.3, the determinations by the Calculation Agent of the existence of a Market Disruption Event as referred to in the definition thereof and the determinations and notifications by the Calculation Agent referred to in paragraph 4(d)(iii) of Schedule 6 and paragraph 4(d)(iii) of Schedule 7 and in clauses 7 and 8 of the Calculation Agency Agreement shall be final and conclusive.

17.3 The Calculation Agent shall determine whether a Market Disruption Event exists and shall make the determinations expressly contemplated in the definition of “Intra-day Price”. Where a substitute value for a Commodity Index is calculated by the Calculation Agent for a Trading Day pursuant to any of [Clauses 14.1, 15.1, 15.3, paragraph 4(d)(iii) of Schedule 6 and paragraph 4(d)(iii) of Schedule 7 and clause 8 of the Calculation Agency Agreement,] that substitute value shall be used in the calculation of the Price of Commodity Contracts to which that Commodity Index is applicable for that Trading Day, in lieu of the Commodity Index.

17.4 If a Commodity Index is not published and a substitute value is required to be calculated by the Calculation Agent pursuant to any of Clauses 15.1 or 15.3 the Calculation Agent shall thereupon provide to the Fund such substitute value on the relevant day and thereafter, while that circumstance persists, calculate a substitute value for that Commodity Index in accordance with Clause 17.6 and provide to the Fund such substitute value on each relevant day. In the event that the appointment of ______ as Calculation Agent for the purposes of this Agreement is terminated for any reason and the Counterparty becomes or is appointed Calculation Agent for the purposes of this Agreement (whether or not on an interim basis), it shall do so on the same terms as in the Calculation Agency Agreement (mutatis mutandis) and if prior to or during the duration of such appointment the Fund enters into a Facility Agreement with any other Commodity Contract Counterparty the Counterparty shall act as Calculation Agent appointed by the Fund and such Commodity Contract Counterparty for the purposes of such Facility Agreement and shall enter into a calculation agency agreement in respect of such appointment on the same terms (mutatis mutandis) as the Calculation Agency Agreement.

17.5 In the event that the Calculation Agent (at the date of this Agreement) ceases to be the Calculation Agent for the purposes of this Agreement, it shall be for the Fund to select any person who is, or will at the date of its appointment as Calculation Agent be, a Commodity Contract Counterparty to be the Calculation Agent for the purposes of this Agreement on substantially the same terms (mutatis mutandis) as those on which the Calculation Agent (at the date of this Agreement) acts under the Calculation Agency Agreement or such other terms (not being materially more prejudicial to the Counterparty) as may be agreed between the Fund and such person, and the Counterparty shall enter into a calculation agency agreement on such terms with such person and the Fund accordingly.

17.6 Where the Calculation Agent calculates a substitute value for a Commodity Index in accordance with Clause 17.4, it shall adopt and follow the following principles in making that calculation:

(a)

the substitute value shall be based on the Calculation Agent’s determination of the fair market value at such time of the futures contracts underlying the Commodity Index based on factors the Calculation Agent deems relevant, including, but not limited to, prices in other commodity markets, any available electronic or after hours trading prices, related over-the-counter or other non-exchange based prices, implied prices that may be derived from other exchange traded instruments, and estimated fair values based on fundamental market information; and

(b)

in determining the substitute value, the Calculation Agent shall have regard to relative movements in prices in other commodity futures markets for the same or similar commodities which were not affected by the Market Disruption Event or other event.

17.7 Where a substitute value for a Commodity Index is calculated by the Calculation Agent for a Trading Day pursuant to Clause 17.4, that substitute value shall be used in the calculation of the Price of Commodity Contracts to which that Commodity Index is applicable for that Trading Day, in lieu of the Commodity Index.

17.8 Fund may provide copies of determinations notified to the Fund by the Calculation Agent to the Trustee (but no other person) and/or notify the Trustee (and any other persons) of determinations made by the Calculation Agent, but in each case on the express basis that:

(a)	such copies and notifications are provided to the Trustee for information purposes only;

(b)	neither the Trustee nor any holder or potential holder of Shares shall be entitled to rely as against the Calculation Agent upon any determination of the Calculation Agent; and

(c)	no duty shall be owed by the Calculation Agent to the Trustee or any holder or potential holder of Shares in connection with any such determination.

17.9 The Counterparty agrees that if the Fund enters into a Facility Agreement with any other Commodity Contract Counterparty, the Counterparty shall act as Calculation Agent appointed by the Fund and such Commodity Contract Counterparty for the purposes of such Facility Agreement and shall enter into a calculation agency agreement in respect of such appointment, provided that:

(a)

such calculation agency agreement shall be in form and substance satisfactory to the Counterparty, acting reasonably, and shall include a limitation on liability for the Counterparty to losses incurred by the Fund and/or the Commodity Contract Counterparty as a result of the fraud, gross negligence or willful default of the Counterparty in such capacity, such other customary exculpatory and indemnificatory provisions in favor of the calculation agent as the Counterparty may reasonably require and agreements of the Fund and such Commodity Contract Counterparty in favor of the calculation agent in substantially the same form as the agreements of the Fund set out in Clause [17.8];

(b)

such appointment will be on terms that the Counterparty shall be entitled to resign if at any time there are no and have not for 30 consecutive days been any Commodity Contracts outstanding under this Agreement; and

(c)

the determinations to be carried out by the Counterparty pursuant to such appointment shall be limited to those matters that the Calculation Agent is required to determine under Clauses 14.1, 14.2, 15.1, 15.3, 17.3, 17.4 and 17.6 and under paragraphs 4(d)(iii) of Schedule 6 and 4(d)(iii) of Schedule 7.

17.10 In the event of the appointment of the Counterparty as calculation agent under the Calculation Agency Agreement being terminated pursuant to clause 10.4, 10.5 or 10.6 thereof, the provisions of clause 10.9 thereof shall have effect.

17.11 In the event that the Calculation Agent (at the date of this Agreement) ceases to be the Calculation Agent for the purposes of this Agreement, it shall be for the Fund to select any person who is, or will at the date of its appointment as Calculation Agent be, a Commodity Contract Counterparty to be the Calculation Agent for the purposes of this Agreement on substantially the same terms (mutatis mutandis) as those on which the Calculation Agent (at the date of this Agreement) acts under the Calculation Agency Agreement or such other terms (not being materially more prejudicial to the Counterparty) as may be agreed between the Fund and such person, and the Counterparty shall enter into a calculation agency agreement on such terms with such person and the Fund accordingly.

18. Selling and Listing Restrictions and Prohibited Investors

18.1 The Trustee shall not:

(a)	apply for a listing or admission for trading for Shares on any stock exchange or on any other regulated market in any country or jurisdiction; or

(b)

take any action that would or is intended to permit a public offering of Shares, or possession or distribution of the Prospectus (in preliminary or final form) or any other offering or publicity material relating to Shares, in any country or jurisdiction where registration, consent, approval or any other action for that purpose is required, in each case in a country other than the United States or a member state of the European Union, without the prior written consent of the Counterparty (which consent shall not be unreasonably withheld or delayed). The Counterparty shall not be regarded as acting unreasonably in delaying or withholding such consent in relation to this Clause 18.1 if the Counterparty reasonably believes and notifies the Trust in writing, that the Counterparty, any Guarantor or any Affiliate of the Counterparty or any Guarantor would, in connection with the application for listing or admission to trading for which its consent has been requested, (a) be subject to filing or other regulatory requirements in any jurisdiction, or (b) under the laws of any jurisdiction be considered the issuer of the securities for disclosure or liability purposes, or (c) otherwise incur any form of liability or material burden or breach any contractual obligation in connection with or as a consequence of such application or such listing or admission to trading.

19. Undertakings

The Fund

19.1 The Fund undertakes to comply with and perform its obligations and undertakings under the Trust Agreement, the Shares and each Applicable Authorized Participant Agreement, it being understood that any breach by the Fund of such obligations and undertakings that is waived in accordance with the provisions of the relevant instrument, conditions or agreement shall not amount to non-compliance or non-performance for the purposes of this Clause 19.1, and further undertakes to provide to the Counterparty each document and any information that it is required to deliver to the Fund’s Shareholders in accordance with [the Trust Agreement] at the same time that it provides such document or information to such Shareholders (as the case may be), and to provide to the Counterparty any public announcement made for the purposes of any applicable law or regulation and any press release that it makes, in each case in relation to Shares at the same time that it makes the relevant announcement or press release.

19.2 The Fund undertakes that it will not publish or distribute any written advertising materials (including without limitation internet advertising materials) relating to Shares other than in accordance with all applicable laws and that it will not publish or distribute any such materials which include any content relating to the Counterparty or any Guarantor or any of their Affiliates unless such content has previously been approved in writing by the Counterparty.

19.3 The Fund shall not, and shall use its reasonable endeavors to procure that each Authorized Participant does not, represent or suggest to any potential investors in or distributors of Shares that either the Counterparty or any of its Affiliates has structured Shares, or provided any advice or information in respect of Shares (other than the information expressly referred to in Clause 20.2(d) as having been provided by the Counterparty), or accepted any responsibility in respect of the Prospectus.

The Counterparty

19.4 [                    ].

20. Representations and Warranties

The Fund

20.1 the Fund hereby represents and warrants as follows on the date of this Agreement and (other than in the case of paragraphs (c) and (d)(iii) on each day on which Commodity Contracts are entered into under Clause 3.2 or terminated under Clause 3.3 and (in the case of paragraph (e) below) on the date of publication of the Prospectus:

(a)	that it is a Delaware statutory trust duly organized and validly existing under Delaware Statutory Trust Act and the laws of Delaware;

(b)	that it has the requisite power and authority to enter into and perform this Agreement and all such actions have been duly authorized by all necessary procedures on its part;

(c)

that its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(d)	that the execution, delivery and performance of this Agreement by the Fund will not:

	(i)	result in a breach of any provision of the Trust Agreement;

	(ii)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

	(iii)	result in a breach of any order, judgment or regulation by which it is bound;

(e)

that, to the best of its knowledge and belief, the Prospectus complies with all applicable laws and makes appropriate disclosure in relation to the Shares for the purposes of such laws; provided that nothing in this Clause 20.1(e) shall be regarded as a representation by the Fund as to the truth or accuracy of any of the information referred to in Clause 20.2(d); and

(f)

that, , to the best of its knowledge and belief, on the date hereof and at each time of Creation of a Commodity Contract (the Time of Creation), (i) the Registration Statement shall be effective and no stop order of the SEC with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to its knowledge, will then be contemplated by the SEC; (ii) the Registration Statement complied when it became effective and complies at the Time of Creation in all material respects with the requirements of the Securities Act, and the Prospectus complied as of its date, and complies at the Time of Creation, in all material respects with the requirements of the Securities Act; and the conditions to the use of Form S-1 have been satisfied; (iii) the Registration Statement did not when it became effective and does not at the Time of Creation contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus did not, as of its date and does not at the Time of Creation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, the documents comprising the Disclosure Package did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that nothing in this Clause 20.1(f) shall be regarded as a representation by the Fund as to the truth or accuracy of any of the information referred to in Clause 20.2(d).

The Counterparty

20.2 The Counterparty hereby represents and warrants as follows on the date of this Agreement and (other than in the case of paragraphs (c), (d), (e) and (f)(iii) below) on each day on which Commodity Contracts are entered into under Clause 3.2 or terminated under Clause 3.3 and (in the case of paragraphs (d)(ii) and (d)(iii) below) on the date on which such information is given and (provided that the Fund has given to the Counterparty not less than five Business Days’ notice of its intention to publish the Prospectus, supplementary prospectus or other formal disclosure document contemplated in the definition of “Prospectus” or non-USA disclosure document concerned (a Relevant Document) specifying the intended date of publication thereof and provided further that prior to such intended date of publication (or the date of actual publication, if later) the Counterparty has not notified the Fund that such information is not, or will not then be, true and accurate in all material respects (in which event the Counterparty undertakes to provide updated information for inclusion in the Relevant Document as soon as reasonably practicable thereafter and the representations and warranties in paragraph (d) will apply to such information on the date such information is given and the date the Relevant Document is published accordingly)) on the date the Relevant Document is published:

(a)	that the Counterparty is a corporation duly incorporated and validly existing under the laws of _________;

(b)	that it has the requisite power and authority to enter into and perform this Agreement and all such actions have been duly authorized by all necessary procedures on its part;

(c)

that its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(d)	that:

(i) the information which the Counterparty has expressly provided to the Fund in writing for inclusion in the supplementary prospectus to be issued on or around the Effective Date;

(ii)

any subsequent information which the Counterparty may provide to the Fund and expressly permit the Fund in writing to include in any Prospectus, or any supplementary prospectus (or otherwise) contemplated in the definition of “Prospectus”, by way of disclosure with respect to the Counterparty in its capacity as a Party to this Agreement or any Guarantor in its capacity as a party to any applicable Guarantee, and

(iii)

any subsequent information which the Counterparty may provide to the Fund with respect to the Counterparty in its capacity as a Party to this Agreement or any Guarantor in its capacity as a party to any applicable Guarantee and expressly permit the Fund in writing to include in any disclosure document required for offering or distributing or listing Shares in any jurisdiction other than the USA (a non-USA disclosure document), and which is included in the Prospectus or in a supplementary prospectus or listing particulars or in any other formal disclosure document contemplated in the definition of “Prospectus” or in a non-USA disclosure document as disclosure with respect to the Counterparty in its capacity as a Party to this Agreement or any Guarantor in its capacity as a party to any applicable Guarantee is true and accurate in all material respects as at the date and time given;

(e)

that it is an authorized licensee of CME Group Index Holdings, LLC and UBS Securities LLC in relation to each of the Commodity Indices with the right to perform its obligations under this Agreement and the Counterparty undertakes that it shall use commercially reasonable endeavors to maintain and preserve its status as such an authorized licensee during the term of this Agreement; and

(f)	that the execution, delivery and performance of this Agreement by the Counterparty will not:

	(i)	result in a breach of any provision of its articles of association;

	(ii)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

	(iii)	result in a breach of any order, judgment or regulation by which it is bound.

Mutual

20.3 Each of the Fund and the Counterparty represents and warrants to the other as follows on the date of this Agreement and on each day on which Commodity Contracts are entered into under Clause 3.2 or terminated under Clause 3.3:

(a)

that it is acting for its own account, and it has made its own independent decisions to enter into this Agreement and each Creation or Cancellation of Commodity Contracts (each, a Transaction) and as to whether each Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary;

(b)

that it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into any Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction;

(c)	that no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction;

(d)

that it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of each Transaction, and it is also capable of assuming, and assumes, the risks of any Transaction;

(e)	that the other party is not acting as a fiduciary for or an adviser to it in respect of any Transaction; and

(f)

that it is entering into this Agreement and each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

Acknowledgements

20.4 Each of the Fund and its successors in title acknowledges and agrees that:

(a)	the Counterparty accepts no responsibility for:

	(i)	the establishment, structure or choice of assets of the Fund;

	(ii)	the selection of any person performing services for or acting on behalf of the Fund;

	(iii)	the economic terms or suitability of any Commodity Contracts or Transaction;

(iv)

the preparation of or passing on the disclosure and other information contained in the Prospectus or any other agreements or documents used by the Fund or any other party in connection with the marketing and sale of Shares;

(v)

the ongoing operations and administration of the Fund, including the furnishing of any information to the Fund which is not specifically required under the agreements to which the Counterparty is party; or

	(vi)	any other aspect of the existence of the Fund except for those matters specifically identified in this Agreement;

(b)

Shares represent obligations of the Fund only and do not represent an interest in or obligation of the Counterparty. Subject and without prejudice to any rights and interests of the Shareholders pursuant to the Trust Agreement and the provisions of this Agreement, no recourse may be had by the Shareholders against the Counterparty or its assets with respect to the Shares;

(c)

the Shares have been structured and are being marketed or promoted to Authorized Participants by the Sponsor and/or the Fund alone and the Counterparty has had and has no involvement in either of these processes; and

(d)	the Counterparty’s involvement with the development of the Shares is limited to its role as a Party to this Agreement and the Commodity Contracts.

21. Assignment

21.1 No Party shall assign, transfer, charge or otherwise deal with all or any of its rights and/or obligations under this Agreement without the prior written consent of the other Party.

22. Service Agents

[Reserved]

23. Authorized Individuals

23.1 Each Party shall appoint one or more Authorized Individual(s), and shall ensure that at all times one or more Authorized Individuals are functioning and able to perform the activities of an Authorized Individual on its behalf.

23.2 the Fund shall use reasonable endeavors to ensure that each Authorized Participant appoints one or more Authorized Individual(s), and that at all times one or more Authorized Individuals are functioning and able to perform the activities of an Authorized Individual on behalf of the Authorized Participant.

23.3 Each Party may record telephone calls made by or to any of its Authorized Individuals for the purposes of paragraph 5 of Schedule 6 and paragraph 5 of Schedule 7, and each Party hereby consents to such recording by the other Party.

24. Contact Details

Primary Fax Numbers

24.1 The Primary Fax Numbers of the Counterparty, the Fund and the Registrar for the purpose of this Agreement are as follows:

(a)	Counterparty:

Fax: +[ ]

(b)	the Fund:

Fax: +[ ]

(c)	Registrar:

Fax: [ ]

24.2 the Fund shall notify the Counterparty of the Primary Fax Number of each Authorized Participant.

24.3 Each Party shall at all times maintain for the purposes of this Agreement a working fax number as its Primary Fax Number, with a working fax machine attached thereto.

Change of Primary Fax Numbers

24.4 The Counterparty may notify a change to its Primary Fax Number, and the Fund may notify a change to its or to the Registrar’s or an Authorized Participant’s Primary Fax Number, by giving notice thereof to the other Party, provided that such notice shall only be effective on the later to occur of:

(a)	the date specified in the notice as the date on which such change is to take place; or

(b)	the day which is five Business Days following the day on which notice of such change was given.

Alternate Means of Communication

24.5 Where this Agreement provides that a Notice must or may be sent to the Primary Fax Number of a Party, the Trustee or the Registrar, the notice may be sent in such other manner as the Parties or their duly authorized representatives may agree in writing from time to time, in lieu of or in addition to sending it to the Primary Fax Number as provided herein.

25. Notices

Pricing Notices

25.1 Any Pricing Notice shall be in writing in English and shall be signed by or on behalf of the Party giving it (or its duly authorized representative). Any Pricing Notice shall be sent by fax to the recipient’s Primary Fax Number.

25.2 Any Pricing Notice shall be deemed to have been received upon sending, subject to confirmation of uninterrupted and error-free transmission by a transmission report.

General Notices

25.3 Any General Notice shall be in writing in English and shall be signed by or on behalf of the Party giving it (or its duly authorized representative). Any General Notice shall be delivered by hand, sent by prepaid recorded delivery or registered post (or registered airmail in the case of an address outside the United Kingdom), to the address given in Clause 25.5 (or such other address as the receiving Party has specified to the sending Party on at least five Business Days’ notice) or sent by fax to the recipient’s Primary Fax Number.

25.4 Any General Notice shall, in the absence of earlier receipt, be deemed to have been received as follows:

(a)	if delivered by hand, at the time of actual delivery;

(b)	if sent by prepaid recorded delivery or registered post (or registered airmail in the case of an address outside the United Kingdom), on the date it is delivered or its delivery is attempted; or

(c)	if sent by fax, upon sending, subject to confirmation of uninterrupted and error-free transmission by a transmission report.

25.5	The addresses and numbers of the parties for the purposes of Clause 25.3 are:

(a)	The Fund:

	Address:	48
Wall Street, New York, New York 10005

	Attention:	[ ]
	Fax number:	[ ]

with a copy to:

ETF Securities USA LLC

	Address:	48 Wall Street, New York, New York 10005 USA
Attention:
	Tel:	+1 (212) 918-4954
Fax:

(b)	The Counterparty:

Address: [ ]
USA

Attention:

Tel:

Fax:

25.6 Where a Party is required to send any notice under this Agreement with copies to the Authorized Participants, or to an Authorized Participant directly, such Party shall send a copy of such notice to each Authorized Participant at such address or to such fax number as the Fund may notify to the Counterparty in writing for such purpose from time to time, or to the address set out for such Authorized Participant in the Direct Agreement to which it is a party. Where a Party is required to send any notice under this Agreement to another Party with a copy to that other party at an additional address or fax number, the failure to send any such copies shall not be a breach of this Agreement nor shall the failure to send any such copies invalidate or prejudice the validity of the notice.

26. Other Agreements

26.1 The Fund shall not without the prior written consent of the Counterparty effect any amendment to any Authorized Participant Agreement such consent not to be unreasonably withheld or delayed.

26.2 The Fund undertakes that:

(a)

if it enters into a Facility Agreement (for the purpose of this Clause 26.2 with another Commodity Contract Counterparty (the New Commodity Contract Counterparty), it shall give written notice of the provisions of such agreement to all other Commodity Contract Counterparties (including, for the avoidance of doubt, the Counterparty). Each Commodity Contract Counterparty may then elect to:

	(i)	keep the provisions of its existing Facility Agreement (or, in the case of the Counterparty, this Agreement); or

(ii)

amend the provisions of its Facility Agreement so as to match exactly the provisions of the Facility Agreement entered into by the Fund and the New Commodity Contract Counterparty (save for those clauses of that Facility Agreement that are necessary to be kept unamended because of its tax or regulatory position, the Creation Limits, the Redemption Limits and, in the case of any Commodity Contract Counterparty being a Calculation Agent or having a different position in relation to the DJ-UBS CISM, any differences reasonably considered by the Fund to be consequential upon the Counterparty’s position as Calculation Agent or its or its Affiliate’s position in relation to the DJ-UBS CISM), in which event it shall notify the Fund accordingly, and on such notice becoming effective in accordance with the provisions of its Facility Agreement, its Facility Agreement shall be so amended without any further action being required to be taken by either party; and

(b)

if it amends the provisions of any Facility Agreement then written notice of the amendments shall be given to all other Commodity Contract Counterparties (including, for the avoidance of doubt, the Counterparty) who may then elect to:

	(i)	keep the provisions of its existing Facility Agreement; or

(ii)

amend the provisions of its Facility Agreement so as to match exactly the provisions of the Facility Agreement entered into by the Fund and the new Commodity Contract Counterparty (save for those clauses of that Facility Agreement that are necessary to be kept unamended because of its tax or regulatory position, the Creation Limits, the Redemption Limits and, in the case of any Commodity Contract Counterparty being a Calculation Agent or having a different position in relation to the DJ-UBS CISM, any differences reasonably considered by the Fund to be consequential upon the Counterparty’s position as Calculation Agent or its or its Affiliate’s position in relation to the DJ-UBS CISM), in which event it shall notify the Fund accordingly, and on such notice becoming effective in accordance with the provisions of its Facility Agreement, its Facility Agreement shall be so amended without any further action being required to be taken by either party.

26.3 The Fund may, subject as provided in this Clause, appoint Commodity Contract Counterparties in its sole discretion. The Fund shall give to the Counterparty and each other existing Commodity Contract Counterparty not less than ten Business Days’ written notice prior to appointing any such new Commodity Contract Counterparty identifying the person and the date from which, or not prior to which, such appointment shall become effective. Such appointment may become effective unless the Counterparty or any other Commodity Contract Counterparty:

(a)

considers in its reasonable belief and acting in good faith that such proposed new Commodity Contract Counterparty should not be appointed for credit, operational, or reputational reasons (including, for the avoidance of doubt, where the Counterparty considers in its reasonable belief and acting in good faith that such appointment could adversely affect the reputation of either the Fund or any existing Commodity Contract Counterparty), or because the Counterparty would not in the ordinary course of its commodity derivatives business enter into transactions with the proposed new Commodity Contract Counterparty, but not on grounds of competition; and

(b)	notifies the Fund of the same giving reasons within the period of ten Business Days from the date of the notice to it from the Fund.

27. Amendment

This Agreement may only be amended by a written instrument signed by the Parties or their duly authorized representatives, and provisions of this Agreement may only be waived by a written instrument signed by the Party giving the waiver or its duly authorized representative.

28. Entire Agreement

28.1 This Agreement constitutes the entire agreement of the Parties in respect of the subject matter of this Agreement.

28.2 Each Party agrees and acknowledges that in entering into this Agreement it does not rely on any representation not expressly set out in this Agreement of any nature made to it by any person (whether a Party or not). Each Party irrevocably waives all claims, rights and remedies in relation to any such representations made to it before entering into this Agreement.

28.3 Nothing in this Clause 28 excludes or restricts any liability or remedy for fraudulent misrepresentation or fraudulent concealment.

29. Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.

30. Jurisdiction

Each Party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each Party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such Party at such Party’s address for purposes of notices hereunder. Each Party hereby waives its right to a trial by jury of any claim arising under or in connection with this Agreement.

31. Limited Recourse and Non-Petition

31.1 The debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the debts, liabilities, obligations, expenses, costs, charges, indemnities and reserves incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as being held with respect to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Pursuant to the Delaware Statutory Trust Act (as amended) and the Trust Agreement, any party extending credit to, contracting with or having any claim against any Fund of the Trust may look only to the assets of such Fund to satisfy or enforce any debt with respect to that Fund.

31.2 This Agreement has been entered into by the Trust and was executed and delivered by an officer of its Sponsor, on behalf of the Trust, which officer was acting solely in his capacity as an officer of the Sponsor and not in his individual capacity and which Sponsor was acting solely in its capacity as sponsor of the Trust and not in its individual capacity. The obligations of this Agreement are not binding on such officer, the Sponsor or any shareholder of the Funds of the Trust individually. The obligations of this Agreement are binding only upon the assets and property of the Trust or belonging or attributable to a Series thereof.

32. Counterparts

This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the Parties.

SIGNED by the Parties by their duly authorized representatives:

Signed by:	)
)
)
duly authorized for and on behalf of	)
ETFS Collateralized Commodities Trust separately on behalf of each of its Funds	)

[Counterparty]	)
)
By:	)
)

Schedule 1
THE FUNDS

Short Funds

ETFS Short Oil
ETFS Short Natural Gas
ETFS Short Copper
ETFS Short Wheat
ETFS Short Gold

Long Funds:

ETFS Oil
ETFS Natural Gas
ETFS Copper
ETFS Wheat
ETFS Composite Agriculture
ETFS Composite Industrial Metals
ETFS Composite Energy
ETFS All Commodities

Leveraged Funds

ETFS Leveraged Oil
ETFS Leveraged Natural Gas
ETFS Leveraged Copper
ETFS Leveraged Wheat
ETFS Leveraged Gold

Schedule 2

CLASSES

Part A

Classes of Short Individual Commodity Contracts and Short Individual Shares

The classes of Short Individual Commodity Contracts and Short Individual Shares as at the Effective Date are as follows:

Short Individual Commodity Contract	Short Individual Shares

Short Oil	ETFS Short Oil

Short Natural Gas	ETFS Short Natural Gas

Short Copper	ETFS Short Copper

Short Wheat	ETFS Short Wheat

Short Gold	ETFS Short Gold

Part B

Classes of Long Individual Commodity Contracts and Long Individual Shares

The classes of Long Individual Commodity Contracts and Long Individual Shares as at the Effective Date are as follows:

Long Individual Commodity Contract	Long Individual Shares

Long Oil	ETFS Oil

Long Natural Gas	ETFS Natural Gas

Long Copper	ETFS Copper

Long Wheat	ETFS Long Wheat

Part C

Classes of Long Index Commodity Contracts and Long Index Shares

The classes of Long Index Commodity Contracts and Long Index Shares as at the Effective Date are as follows:

Long Index Commodity Contract	Long Index Security

Composite Agriculture	ETFS Composite Agriculture

Composite Industrial Metals	ETFS Composite Industrial Metals

Composite Energy	ETFS Composite Energy

All Commodities	ETFS All Commodities

Part D

Classes of Leveraged Individual Commodity Contracts and Leveraged Individual Shares

The classes of Leveraged Commodity Contracts and Leveraged Individual Shares as at the Effective Date are as follows:

Leveraged Commodity Contract	Leveraged Individual Security

Leveraged Oil	ETFS Leveraged Oil

Leveraged Natural Gas	ETFS Leveraged Natural Gas

Leveraged Copper	ETFS Leveraged Copper

Leveraged Wheat	ETFS Leveraged Wheat

Leveraged Gold	ETFS Leveraged Gold

Schedule 3

COMMODITY INDICES

Part E

Individual Commodity Contracts

The following are the Individual Commodity Indices for each class of Short Individual Commodity Contract. Long Individual Commodity Contract and Leveraged Individual Commodity Contract (and therefore the corresponding class of Short Individual Security Long Individual Security and Leveraged Individual Security):

Fund	Individual Commodity Index

ETFS Oil	[The Dow Jones-UBS Brent Oil Sub-IndexSM ]

ETFS Natural Gas	[The Dow Jones-UBS Natural Gas Sub-IndexSM ]

ETFS Copper	[The Dow Jones-UBS Copper Sub-IndexSM ]

ETFS Wheat	[The Dow Jones-UBS Wheat Sub-IndexSM ]

ETFS Short Oil	[The Dow Jones-UBS Brent Oil Sub-IndexSM ]

ETFS Short Natural Gas	[The Dow Jones-UBS Natural Gas Sub-IndexSM ]

ETFS Short Copper	[ The Dow Jones-UBS Copper Sub-IndexSM ]

ETFS Short Wheat	[The Dow Jones-UBS Wheat Sub-IndexSM ]

ETFS Short Gold	[The Dow Jones-UBS Gold Sub-IndexSM ]

ETFS Leveraged Oil	[The Dow Jones-UBS Brent Oil Sub-IndexSM ]

ETFS Leveraged Natural Gas	[The Dow Jones-UBS Natural Gas Sub-IndexSM ]

ETFS Leveraged Copper	[The Dow Jones-UBS Copper Sub-IndexSM ]

ETFS Leveraged Wheat	[The Dow Jones-UBS Wheat Sub-IndexSM ]

ETFS Leveraged Gold	[The Dow Jones-UBS Gold Sub-IndexSM ]

Part F

Index Commodity Contracts

The following are the Composite Commodity Indices for each class of Commodity Contract (and therefore the corresponding Fund:

Fund	Composite Commodity Index

ETFS Composite Agriculture	[The Dow Jones-UBS Agriculture Sub-IndexSM ]

ETFS Composite Industrial Metals	[The Dow Jones-UBS Industrial Metals Sub-IndexSM ]

ETFS Composite Energy	[The Dow Jones-UBS Ex-Energy Sub-IndexSM]

ETFS All Commodities	[The Dow Jones-UBS Commodity IndexSM ]

Schedule 4

FORM OF CREATION NOTICE

Creation Notice for Commodity Contracts – Short, Long and Leveraged

(A separate Creation Notice must be used in respect of the Creation of Commodity Contracts corresponding with each separate Application Form received by the Fund for Shares

This is a Creation Notice for the purposes of the Facility Agreement (the Facility Agreement) between [Counterparty] and the Trust dated [               ] 2011. Terms used in this Creation Notice have the meanings given to them in the Facility Agreement.

Nothing in this Creation Notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Facility Agreement. In the event of any inconsistency between the provisions of the Facility Agreement and this Creation Notice, the Facility Agreement shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Shares referred to below shall be determined in accordance with the Facility Agreement.

Creation Notice – to be completed by the Fund

Subject to the terms of the Facility Agreement, the Fund hereby requests the Creation of the Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below:

Class of Shares: _______________

____________________________________________________________________________
[Code] Share Name*
Number of Shares: ____________________
____________________________________________________________________________
Number Words

Name of relevant Authorized Participant:
_________________________________________________________________
(A copy of the Application Form from the relevant Authorized Participant is attached.)

Signed by the Fund: ______________________________________________________________________________________

Print Name: _____________________________________________________________________________________

Date: _______________________ Time*: _______________________ Reference*: ________________________
(dd/mm/yy)

(Subject to the Facility Agreement, today’s date is the Pricing Date provided this notice is received by received by [ ] a.m..) * Optional

Confirmation of Receipt of Creation Notice – to be completed by [Counterparty]

[Counterparty] hereby confirms its acceptance of the above Creation Notice for the purposes of the Creation of the Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below:

Class of Shares: _______________
_________________________________________________
[Code] Share Name*

Number of Shares: _______________
___________________________________________________________________
Number Words

Comments:

Signed by [Counterparty]: _______________________________________________________

Print Name: _______________________________________________________

* Optional

Pricing Confirmation Notice for Creation of Commodity Contracts –Short, Long and
Leveraged

(A separate pricing confirmation notice must be given in respect of each separate Creation Notice for Settlement Pricing given by the Fund to [Counterparty].)

Terms used in this notice have the meanings given to them in the Facility Agreement (the Facility Agreement) between [Counterparty]. and the Trust dated [                    ] 2011 in relation to the Creation of Commodity Contracts.

Nothing in this notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Facility Agreement. In the event of any inconsistency between the provisions of the Facility Agreement and this notice, the Facility Agreement shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Shares referred to below shall be determined in accordance with the Facility Agreement.

Confirmation of pricing – to be completed by the Fund and countersigned by [Counterparty]

The Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below have been Created, at the price set out below:

Class of Share: ________________
______________________________________________________________________
[Code] Share Name*

Number of Shares: _________________
____________________________________________________________________
Number Words

Name of relevant Authorized Participant:
_______________________________________________________________________________________

Price per Share:	US$ ___________________________

Number of Shares:	_______________________________

Total Price:	US$ ___________________________

Settlement Date (T+3):	_______________________________
(dd/mm/yy)

Signed by Fund: _______________________________________________

Print Name: _______________________________________________

Countersigned by [Counterparty]: ________________________________________

Print Name: ___________________________________________

who confirms that the pricing is correct.

Pricing Confirmation Notice for Issue of Shares –Short, Long and Leveraged

(A separate pricing confirmation notice must be given in respect of each separate Application for
Settlement Pricing given by the Authorized Participant to the Fund.)

Terms used in this notice have the meanings given to them in the [Facility Agreement].

Nothing in this notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Authorized Participant Agreement between the Trust and the Authorized Participant relating to the Short, Long or Leveraged Shares named below (the Authorized Participant Agreement). In the event of any inconsistency between the provisions of the Authorized Participant Agreement and this notice, the Authorized Participant Agreement shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Short, Long or Leveraged Shares referred to below shall be determined in accordance with the Facility Agreement dated [                    ] 2011 between the Trust and [Counterparty].

Confirmation of pricing – to be completed by the Fund and countersigned by Authorized Participant

The number and class of Shares set out below will, subject to the Authorized Participant Agreement, be issued on the Settlement Date at the price set out below:

Class of Share: _____________
______________________________________________________________
[Code]	Share Name*

Number of Shares: ____________________
____________________________________________________________
Number	Words

Name of relevant Authorized Participant:
_______________________________________________________________________

Price per Share:	US$_________________________
Number of Shares:	____________________________
Total Price:	US$_________________________
Settlement Date (T+3):	____________________________
(dd/mm/yy)

Signed by the Fund:	_______________________________________________
Print Name:	_______________________________________________

Countersigned by Authorized Participant:
_______________________________________________
Print Name:	_______________________________________________

who confirms that the pricing is correct.

Schedule 5

FORM OF CANCELLATION NOTICE

Cancellation Notice for Commodity Contracts –Short, Long and Leveraged

(A separate Cancellation Notice must be used for the Cancellation of Commodity Contracts corresponding with each separate Redemption Form received by the Fund for Shares (for Settlement Pricing))

This is a Cancellation Notice for the purposes of the Facility Agreement (the Facility Agreement) between [Counterparty] and the Trust dated [                    ] 2011. Terms used in this Cancellation Notice have the meanings given to them in the Facility Agreement.

Nothing in this Cancellation Notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Facility Agreement. In the event of any inconsistency between the provisions of the Facility Agreement and this Cancellation Notice, the Facility Agreement shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Shares referred to below shall be determined in accordance with the Short and Leveraged Facility Agreement.

Cancellation Notice – to be completed by the Fund

Subject to the terms of the Facility Agreement, The Fund hereby requests the Cancellation of the Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below:

Class of Share: _____________
______________________________________________________________________
[Code]	Share Name*

Number of Shares:____________________
____________________________________________________________________
Number	Words

Name of relevant Authorized Participant:
_______________________________________________________________
(A copy of the Redemption Form from the relevant Authorized Participant is attached.)

Signed by the Fund:	_______________________________________________
Print Name:	_______________________________________________

Date: _______________________ Time*: _______________________ Reference*: _______________________
(dd/mm/yy)

(Subject to the Facility Agreement, today’s date is the Pricing Date provided this notice is received by received by [ ]..)
* Optional

Confirmation of Receipt of Cancellation Notice – to be completed by [Counterparty]

[Counterparty] hereby confirms its acceptance of the above Cancellation Notice for the purposes of the Cancellation of the Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below:

Class of Share: _____________
______________________________________________________________
[Code]	Share Name*

Number of Shares: ____________________
____________________________________________________________
Number	Words

Comments:

Signed by [Counterparty]:	_______________________________________________
Print Name:	_______________________________________________

* Optional

Pricing Confirmation Notice for Cancellation of Commodity Contracts –– Short, Long and Leveraged

(A separate pricing confirmation notice must be given in respect of each separate Cancellation Notice for Settlement Pricing given by the Trust to [Counterparty].)

Terms used in this notice have the meanings given to them in the Facility Agreement (the Facility Agreement) between [Counterparty] and the Trust dated [                    ] 2011.

Nothing in this notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Facility Agreement. In the event of any inconsistency between the provisions of the Share Facility Agreement and this notice, the Facility Agreement shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Shares referred to below shall be determined in accordance with the Facility Agreement.

Confirmation of pricing – to be completed by the Fund and countersigned by [Counterparty]

The Equivalent Number of Commodity Contracts corresponding with the number and class of Shares set out below have been Cancelled, at the price set out below:

Class of Share: ______________
____________________________________________________________
[Code] Share Name*

Number of Shares: _________________
___________________________________________________________
Number Words

Name of relevant Authorized Participant: __________________________

Price per Share:	US$ ______________________

Number of Shares:	__________________________

Total Price:	US$ ______________________

Settlement Date (T+3):	__________________________
(dd/mm/yy)

Signed by the Fund: ____________________________________________________

Print Name: _______________________________________________________

Countersigned by [Counterparty]: ________________________________________________

Print Name: ________________________________________________

who confirms that the pricing is correct.

Pricing Confirmation Notice for Redemption of Shares –Short, Long and Leveraged
(A separate pricing confirmation notice must be given in respect of each separate Redemption Form for Pricing given by the Authorized Participant to the Fund.)

Terms used in this notice have the meanings given to them in the [Facility Agreement] of the Shares pursuant to the Trust Agreement dated [                     ] 2011 constituting the same.

Nothing in this notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the [cite document containing primary definitions]. In the event of any inconsistency between the provisions of the [cite document containing primary definitions] and this notice, the [cite document containing primary definitions] shall prevail. The parties acknowledge that the Equivalent Number of each class of Commodity Contracts corresponding to the Shares referred to below shall be determined in accordance with the Facility Agreement dated [   ]          2011 between the Trust and [Counterparty].

Confirmation of pricing – to be completed by the Fund and countersigned by Authorized Participant

The number and class of Shares set out below will, subject to the [cite document containing primary definitions], be Redeemed on the Settlement Date at the price set out below:

Class of Share: ______________
____________________________________________________________
[Code] Share Name*

Number of Shares: _________________
___________________________________________________________
Number Words

Name of relevant Authorized Participant: _______________________________

Price per Share:	US$ ______________________

Number of Shares:	__________________________

Total Price:	US$ ______________________

Settlement Date (T+3):	__________________________
(dd/mm/yy)

Signed by the Fund: __________________________________________________

Print Name: __________________________________________________

Countersigned by [Counterparty]: ______________________________________________

Print Name: ______________________________________________

who confirms that the pricing is correct.

Shedule 6

CREATION OF COMMODITY CONTRACTS

1. A Fund may on any Fund Business Day prior to the Notice Deadline give (or cause to be given on its behalf) to the Counterparty a notice in the form attached as Schedule 4 (or such other form as may be agreed between the Fund and the Counterparty from time to time) (a Creation Notice) which:

(a)

requests that the Counterparty Create the Equivalent Number of Commodity Contracts determined by reference to a number and class of Shares to be issued by the Fund specified in such Creation Notice; and

(b)	identifies (by attachment or specification):

(i) a request submitted to the Fund by the Relevant Authorized Participant for the issue of Shares to which the Creation Notice corresponds; or

(ii)

where the Fund has received a request for the issue of Shares and one or more requests for Redemption of Shares of the same Fund, such requests and specifies the number of Commodity Contracts to be Created pursuant to such requests.

2. A Creation Notice shall be invalid:

(a)	if it does not specify a number and the Fund in respect of which Shares are to be issued;

(b)	if it does not identify in accordance with sub-paragraph 1(b) above the request(s) for the issue (or Redemption) of Shares submitted to the Fund by the Relevant Authorized Participant;

(c)

if it is lodged or deemed received on an Fund Business Day when the right to Redeem Shares of the relevant class is suspended pursuant to section 9(e) of the Trust Agreement and the Sponsor has given the Counterparty written notice of the suspension on or prior to such day and no notice has been given to the Counterparty by the Sponsor that such suspension has been terminated;

(d)

if the Creation of Commodity Contracts pursuant to the Creation Notice would result in any Creation Limit being exceeded, and the Counterparty does not agree to that Creation Limit being exceeded (in which event such Creation Notice will not be capable of being invalidated under this sub-paragraph (e) in respect of the greatest number of Commodity Contracts of the relevant class or classes that would not result in such Creation Limit being exceeded);

(e)

if the Creation which would result from that Creation Notice would not equal or exceed the Minimum Creation Amount for the Fund to which that Creation Notice relates, and the Counterparty does not agree to the Creation notwithstanding such shortfall;

(f)

if the Counterparty (acting reasonably) determines by 11am (or on a day when the time difference between London and New York is six rather than five hours, by 10 a.m.) that the sum of the Prices of the Commodity Contracts which would thereby be Created, plus all other Creation Amount(s) not yet paid by that Relevant Authorized Participant, less all Cancellation Amounts not yet paid by the Counterparty to the Fund in respect of Cancellations corresponding with Redemptions of Shares by that Relevant Authorized Participant would (after taking account of any collateral and/or set-off arrangements in favor of the Counterparty in respect of the Relevant Authorized Participant) exceed the Notified Credit Limit with respect to the Relevant Authorized Participant (if any) applicable on that day, and the Counterparty does not agree to the Creation notwithstanding such excess;

(g)	if at the time it is deemed received by the Counterparty either a Fund Event of Default or Potential Fund Event of Default has occurred and is continuing, and the Counterparty does not agree to the Creation notwithstanding such Fund Event of Default or Potential Fund Event of Default or the giving of such notice;

(h)	if it is not confirmed in accordance with paragraph 5 below;

(i)

if a Compulsory Pricing Date has been notified under Clause 9 or Clause 15.4 for a class of Commodity Contract to which that Creation Notice relates and the Creation Notice is received or deemed received on or after: (i) where notice of a Compulsory Pricing Date has been given in accordance with Clause 9 (other than Clause 9.1(a)), the date of such notice; and (ii) where a Compulsory Pricing Date has been notified in accordance with Clause 9.1(a) or Clause 15.4, the date which is three Business Days prior to the Compulsory Pricing Date;

(j)

if a Hedging Disruption Event has occurred and is continuing in respect of the Relevant Market for one or more commodities by reference to the Settlement Prices for which the Commodity Index relating to the class of Commodity Contracts to which the Creation Notice relates is calculated (in whole or in part), and the Counterparty has given notice of that Hedging Disruption Event, and has not given notice of its cessation, in each case in accordance with Clause 16.1, and the Counterparty does not agree to the Creation notwithstanding such Hedging Disruption Event; or

(k)

the Counterparty has given notice to the Fund of the existence of a Material Adverse Change, and no agreement has been reached by the Parties under Clause 8 in connection with such Material Adverse Change, and the Counterparty does not agree to the Creation notwithstanding the existence of such Material Adverse Change, and, save as provided under sub-paragraph (d) above and paragraph 5, no Commodity Contracts shall be Created in respect of or under that Creation Notice.

3. A Creation Notice which is received by the Counterparty on an Fund Business Day after the Notice Deadline shall be deemed to be received by the Counterparty at 8.00 a.m. on the following Fund Business Day, unless the Counterparty agrees to treat that Creation Notice as having been received prior to the Notice Deadline in which case it shall be deemed to have been received by the Counterparty prior to the Notice Deadline. For the purposes of these Creation Procedures a Creation Notice that relates to the Creation of Commodity Contracts in respect of more than one class of Commodity Share will be deemed to comprise a separate Creation Notice for the Creation of Commodity Contracts in respect of each such class of Commodity Share.

4. If a Creation Notice in relation to a class of Commodity Contracts is deemed received by the Counterparty prior to the Notice Deadline on an Fund Business Day (Day 1):

(a)

if Day 1 is not a Pricing Day for such Individual Commodity Contracts or, in the case of Index Commodity Contracts, if Day 1 is not a Pricing Day for each of the commodities by reference to the Settlement Prices for which the Commodity Index relating to the class of Index Commodity Contracts to which the Creation Notice relates is calculated (in whole or in part):

(i)

the Fund may by written notice to the Counterparty, sent before the Notice Deadline on the next succeeding Fund Business Day, cancel the Creation Notice, and where such a Withdrawal Notice is given no Commodity Contracts shall be Created in respect of or under that Creation Notice; and

(ii)

if no notice is issued under paragraph 4(a)(i) then the Creation Notice will be deemed received by the Counterparty prior to the Notice Deadline on the next Fund Business Day (and no creation of Commodity Contracts for that Creation Notice shall occur before then) in priority to any Creation Notice deemed received by the Counterparty prior to the Notice Deadline on such Fund Business Day pursuant to paragraph 5 and that Fund Business Day will then constitute Day 1 for the Creation Notice and this paragraph 4 shall apply thereto accordingly;

(b)

in the case of Index Commodity Contracts, if Day 1 is a Pricing Day for one or more but not all Designated Contracts by reference to the Settlement Price for which the Composite Commodity Index relating to an Index Commodity Contract of class i relates is calculated (in whole or in part) then (1) that Index Commodity Contract will not be priced until the next General Trading Day on which each such Designated Contract has had one or more Pricing Days; and (2) the Price of an Index Commodity Contract of that class for a Creation Notice deemed received on Day 1 will be an amount (which may not be negative) calculated to 7 places of decimals with 0.00000005 rounded upwards):

where:

Pi, t	is the Price of an Index Commodity Contract of class i for day t;

IPi,t	is the Indicative Price (determined in accordance with Clause 5.5) of an Index Commodity Contract of class i for day t;

i	refers to the relevant class of Index Commodity Contract;

t	refers to the applicable calendar day (Day 1);

IPD

represents the ‘Index Pricing Day’, which is defined as the day upon which the relevant Index Commodity Contract is priced, being the General Trading Day on which each Designated Contract by reference to the Settlement Price for which the relevant Composite Commodity Index is calculated has had at least one Pricing Day from and including day t;

IPD-1	refers to the calendar day prior to IPD;

CAi, Γ+1	is the Capital Adjustment applicable to an Index Commodity Contract of class i for day Γ+1;

Γ	represents each calendar day from and including t until and including IPD-1;

τ	means each calendar day from and including t until and including CPD[w]-1;

ND

means the ‘Number of Disrupted commodities’, being defined as the number of commodities represented in the relevant Composite Commodity Index which are the subject of a Market Disruption Event on Day 1;

w	is a commodity in relation to the relevant Composite Commodity Index which is subject to a Market Disruption Event on Day 1;

CPD[w]	represents the ‘Commodity Pricing Day’ which is defined as the first calendar day following Day 1 which is a Pricing Day for commodity w;

CPD[w]-1	refers to the calendar day prior to CPD[w];

j	in relation to a commodity w, is either a Lead Future or a Next Future and where j=1 it is a Lead Future and where j=2 it is a Next Future;

HP	[w]	means the Theoretical Hedge Position (determined in accordance with Clause 5.7(ii)) for Designated Contract j of commodity w in respect of Index Commodity Contract i on day τ;
i,τ,j

WAV	[w]

means the weighted value for Designated Contract j of commodity w on day τ+1 used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day τ+1 is not a General Trading Day then it shall be equal to ;

τ+1,j

WAV	[w]

means the weighted value for Designated Contract j of commodity w on day τ used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day τ is not a General Trading Day then it shall be the weighted value for such Designated Contract on the General Trading Day preceding day τ;

τ,j

CIM	[w]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day τ for Designated Contract j of commodity w, provided that where day τ is not a General Trading Day then it shall be equal to the Commodity Index Multiplier for such Designated Contract on the first General Trading Day prior to day τ; and

τ,j

CIM	[w]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day τ+1 for Designated Contract j of commodity w, provided that where day τ+1 is not a General Trading Day then it shall be equal to .

τ+1,j

(c)

where paragraph 4(b) applies, the Pricing Date in respect of the Creation Notice relating to the Index Commodity Contracts concerned will be the Trading Day on which all Designated Contracts by reference to the Settlement Price for which the Composite Commodity Index relating to such Index Commodity Contracts is calculated have had one or more Pricing Days since (but including) Day 1;

(d)	where paragraph 4(b) applies:

(i)

in relation to a Creation Notice, at any time prior to a Pricing being completed in accordance with paragraph 4(b) the Counterparty and the Relevant Authorized Participant may agree a Price and applicable Pricing Date in lieu of that which would be determined in accordance with paragraph 4(b) and notify that Price and applicable Pricing Date jointly to the Fund in such form as the Fund may reasonably require. Such joint notification shall be conclusive evidence that the Counterparty and the Relevant Authorized Participant have agreed a Price and applicable Pricing Date which shall apply in lieu of that which would be determined in accordance with paragraph 4(b);

(ii)

if a Price has not been determined in accordance with paragraph 4(b) or 4(d)(i) by the end of the fourth General Trading Day following Day 1 then, either the Fund or the Counterparty, by notice to the other with a copy to the relevant Authorized Participant given in the same manner as for a Pricing Notice, may elect that the Price should instead be determined in the manner provided in the following sub-paragraphs. Any such notice which is received by the Fund or the Counterparty on an Fund Business Day after the Notice Deadline shall be deemed to be received by the Fund or the Counterparty (as the case may be) at 8.00 a.m. on the following Fund Business Day, unless the Fund or the Counterparty (as the case may be) agrees to treat that Redemption Form as having been received by it prior to the Notice Deadline in which case it shall be deemed to have been received by the Fund or the Counterparty (as the case may be) prior to the Notice Deadline. The giving of any notice pursuant to paragraph (ii) shall not prevent the Counterparty and the Relevant Authorized Participant from agreeing a Price and Pricing Date in accordance with paragraph 4(d)(i) in which case such Price and applicable Pricing Date shall apply in lieu of that which would be determined in accordance with the following sub-paragraphs;

(iii)

if a notice is given pursuant to paragraph 4(d)(ii) the Calculation Agent will be required under the Calculation Agency Agreement to calculate in good faith and in a commercially reasonable manner a Price as at the close of business on the Fund Business Day on which such notice was deemed given using the formula set out in paragraph 4(b) and, for each relevant Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder, a fair market value for such Designated Contract determined using the principles set out in the Calculation Agency Agreement and to notify the same to the Fund, the Relevant Authorized Participant and the Counterparty; and

(iv)

if by 6.30 p.m. on the Fund Business Day following notification by the Calculation Agent to the Fund and the Relevant Authorized Participant of any determination made by the Calculation Agent pursuant to paragraph 4(d)(iii) either the Fund or the Relevant Authorized Participant notifies the Counterparty that it requires the appointment of a leading dealer in commodity derivatives as substitute calculation agent (a Substitute Calculation Agent) to determine the fair market values for any Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder in accordance with this paragraph and the Price, then (unless agreement is reached otherwise in accordance with paragraph 4(d)(i)) each of the Fund, the Relevant Authorized Participant and the Counterparty shall, in the absence of manifest error, be bound by a determination made by the Substitute Calculation Agent of such fair market values and Price. Any Substitute Calculation Agent shall be appointed jointly by the Counterparty and the Relevant Authorized Participant or, at the request of either, by the Fund. Any Substitute Calculation Agent, if it is an Authorized Participant, shall be independent of the Creation concerned and shall itself have no similar transactions with the Fund awaiting Pricing in accordance with provisions of its Authorized Participant Agreement analogous to paragraph 4(b). the Fund shall not be obliged to appoint any Substitute Calculation Agent hereunder unless it is indemnified and/or secured to its reasonable satisfaction against any Liabilities to which it may thereby render itself liable. In performing its duties under this paragraph any Substitute Calculation Agent shall calculate such fair market values and Price in good faith and in a commercially reasonable manner and shall calculate such Price as at the close of business on the Fund Business Day on which the notice under paragraph 4(d)(ii) above was deemed given using the formula set out in paragraph 4(b) and, for each relevant Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder, a fair market value for such Designated Contract using the principles set out in the Calculation Agency Agreement and the applicable reported settlement prices for all other relevant Designated Contracts. The Substitute Calculation Agent shall assume, without enquiry, that any determination by the original Calculation Agent as to whether a Market Disruption Event in relation to any Designated Contract has occurred is correct and shall be bound by any such determination. Accordingly, the role of the Substitute Calculation Agent shall be limited to the determination of the relevant fair market values and the Price consequent upon such determinations. The Substitute Calculation Agent shall have no liability or responsibility to the parties for any error or omission in making any determination in connection with this paragraph.

Confirmation of Creation Notices

5. the Fund’s Authorized Individual shall, no later than 30 (thirty) minutes after the Notice Deadline or, if later [but prior to 6.30 p.m], no later than 30 (thirty) minutes after any Creation Notice has been sent by or on behalf of the Fund, contact the Counterparty’s Authorized Individual by telephone to seek confirmation by the Counterparty of the acceptance by the Counterparty of such Creation Notice, and the Counterparty shall confirm its acceptance of such Creation Notice except where such Creation Notice is not valid under paragraph 2 above (other than by virtue of sub-paragraph 2(i)), provided that where sub-paragraph 2(e), (f), (g), (h), (k) or (l) applies the Counterparty may, but shall not be obliged to, confirm such Creation Notice; and if the Creation Notice was deemed received by the Counterparty after the Notice Deadline the Counterparty may, but shall not be obliged to, agree that such Creation Notice should be treated as though received prior to the Notice Deadline (and in any event, the Counterparty’s Authorized Individual shall inform the Fund’s Authorized Individual whether, and to what extent, the Counterparty has confirmed or rejected such Creation Notice).

6. Where the Counterparty confirms its acceptance of a Creation Notice, that Creation Notice (to the extent accepted by the Counterparty) shall be a valid Creation Notice.

7. If the Counterparty considers that a purported Creation Notice is invalid, it shall notify the Fund and the Relevant Authorized Participant of that fact as soon as reasonably possible and the reasons for such invalidity.

Creation Amount

8. The Creation Amount with respect to a Creation shall be the amount (in US Dollars) determined as equal to the sum of the Class Amounts in respect of the class of Commodity Contract thereby Created.

9. Within one Business Day after the Pricing Date in respect of any Creation Notice, the Counterparty shall notify the Fund of the Creation Amount payable in respect of that Creation Notice, and notify the Relevant Authorized Participant of the Creation Amount payable in respect of its request for issuance of Shares, determined as provided in paragraph 8.

Payment of Creation Amount

10. The Fund shall by 12 noon [Clause 1.2)(i) defines all times as being EST] on the Payment Date in respect of a Creation pay (or procure the payment of) the Creation Amount in respect of that Creation to the Counterparty by crediting such amount to the Counterparty Account in full cleared and immediately available funds, save if and to the extent that the Counterparty or the Fund has given a Withdrawal Notice in respect of any such Creation in accordance with paragraphs 4 above or 11 below.

Non-Payment of Creation Amount

11. Subject to paragraph 13, the Counterparty may give a Withdrawal Notice in respect of the Creation of any Commodity Contracts at any time after 4.00 p.m. on the first Business Day following the Payment Date in respect of such Creation, by sending such notice to the Fund, if and to the extent that the Counterparty has not at such time received payment or deemed payment of the Creation Amount in the Counterparty Account in respect of such Creation Notice. The Counterparty shall send copies of such Withdrawal Notice to the Relevant Authorized Participant at the same time as it sends such notice to the Fund.

12. Where a Withdrawal Notice is duly given in respect of any Creation Notice, then:

(a)

such Creation Notice shall be cancelled, and (without prejudice to any amounts payable under the Direct Agreement) the Parties shall have no further obligations to each other under or in respect of it;

(b) no interest shall be payable to the Counterparty in respect of such Creation Amount under Clause 12.2; and

(c) the number and class of Commodity Contracts Created pursuant to that Creation Notice shall be cancelled (without any payment obligation arising under this Agreement).

13. If all or any part of the Creation Amount in respect of a Creation Notice has been discharged by way of set-off pursuant to paragraph 11 of Schedule 7 below, then references in paragraphs 11 and 12 to:

(a) the Creation Amount in respect of that Creation Notice shall be construed as references only to that part of the Creation Amount which has not been so discharged; and

(b)

to the Commodity Contracts Created pursuant to that Creation Notice shall be construed as references only to those Commodity Contracts in respect of which the Creation Amount has not been so discharged.

Creation Limits

14. The Creation Limits are as follows:

(a)

unless otherwise agreed by the Counterparty, no Commodity Contract may be Created on a Pricing Day pursuant to a Creation Notice if as a consequence of such Creation the Aggregate Outstanding Contracts Price on that day would exceed US$[               ] ([words] billion US Dollars); and

(b)

unless otherwise agreed by the Counterparty, Commodity Contracts of any particular class may not be Created on a Pricing Day pursuant to a Creation Notice to the extent that the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Created on that day, expressed as a positive number, less (if the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Created on that day would have been a positive number without the requirement in this paragraph for it to be expressed as a positive number) or plus (if the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Created on that day would have been a negative number but for the requirement in this paragraph for it to be expressed as a positive number) the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Cancelled on that day would exceed an amount equal to the Daily Commodity Limit for that Relevant Commodity.

15. For the purposes of the Creation Limits, Creation Notices will be dealt with in order of their actual receipt by the Counterparty and, for the purpose of this paragraph, paragraph 3 above shall be disregarded.

Schedule 7

CANCELLATION OF COMMODITY CONTRACTS

Cancellation Notices

1. the Fund may on any Fund Business Day prior to the Notice Deadline send (or cause to be sent on its behalf) to the Counterparty a notice in the form attached as Schedule 5 (or such other form as may be agreed between the Fund and the Counterparty from time to time) (a Cancellation Notice) which:

(a)

requests that the Counterparty Cancel the Equivalent Number of Commodity Contracts determined by reference to a number and class of Shares to be Redeemed by the Fund specified in such Cancellation Notice; and

(b)	identifies (by attachment or specification) (in the case of (i) and (ii) or (in the cases of (iii) and (iv)) includes or attaches:

	(i)	a request submitted to the Fund by the Relevant Authorized Participant (or other person so entitled) for the Redemption of Shares to which the Cancellation Notice corresponds;

(ii)

where the Fund has received a request for the Redemption of Shares and one or more requests for the issue of Shares of the same class, such request and specifies the number of Commodity Contracts to be Cancelled pursuant to such requests; or

	(iii)	confirmation from the Fund that such Cancellation Notice is in respect of a compulsory Redemption of Shares specifying the number and class of Shares to which the compulsory Redemption relates; or

(iv)

where the Fund has received one or more requests for the Redemption of Shares pursuant to Condition 7.3, confirmation from the Fund that such Cancellation Notice is in respect of valid Redemption requests; and

(c)	specifies the Redemption Account into which the Cancellation Amount shall be payable.

2. A Cancellation Notice shall be invalid:

(a)	if it does not specify a number and the fund in respect of which such Shares are to be Redeemed;

(b)

if it does not identify in accordance with sub-paragraph 1(b) above the request(s) for the Redemption (or issue) of Shares submitted to the Fund referred to in paragraph 1(b)(i) or (ii) above or include or attach the confirmation from the Fund referred to in paragraph 1(b)(iii) or (iv) above;

(c)

if giving effect to the Cancellation Notice would involve the Cancellation of more Commodity Contracts of the relevant class or any relevant class than are in existence under this Agreement and not already the subject of a valid Cancellation Notice;

(d)	if it does not specify the Redemption Account into which the Cancellation Amount is to be paid;

(e)

if a Cancellation of Commodity Contracts pursuant to the Cancellation Notice would result in a Redemption Limit being exceeded, and the Counterparty does not agree to that Redemption Limit being exceeded (in which event such Cancellation Notice will not be capable of being invalidated under this sub-paragraph (f) in respect of the greatest number of Commodity

Contracts of the relevant class or classes that would not result in any Redemption Limit being exceeded);

(f)	if it is not confirmed in accordance with paragraph 5 below;

(g)

where notice of a Compulsory Pricing Date has been given under Clause 9, if the Cancellation Notice is received or deemed received on or after: (i) where notice has been given other than in accordance with Clauses 9.1(c) or 9.2(c), the Compulsory Pricing Date or (ii) where notice has been given in accordance with Clauses 9.1(c) or 9.2(c), the date on which notice of the Compulsory Pricing Date was given;

(h)

if it is received or deemed received on or after the Compulsory Pricing Date in respect of any class of Commodity Contracts, in respect of which notice has been given in accordance with Clause 15.4; or

(i)	if it is invalid pursuant to paragraph 15(a) or paragraph 16,

and, save as provided under sub-paragraph (e) above and paragraph 5, no Commodity Contracts shall be Cancelled in respect of or under that Cancellation Notice.

3. A Cancellation Notice which is received by the Counterparty on an Fund Business Day after the Notice Deadline shall be deemed to be received by the Counterparty at 8.00 a.m. on the following Fund Business Day, unless the Counterparty agrees to treat that Cancellation Notice as having been received prior to the Notice Deadline in which case it shall be deemed to have been received by the Counterparty prior to the Notice Deadline. For the purposes of these Cancellation Procedures a Cancellation Notice that relates to the Cancellation of Commodity Contracts in respect of more than one class of Commodity Share will be deemed to comprise a separate Cancellation Notice for the Cancellation of Commodity Contracts in respect of each such class of Commodity Share.

4. If a Cancellation Notice in relation to a class of Commodity Contracts is deemed received by the Counterparty prior to the Notice Deadline on an Fund Business Day (Day 1):

(a)

if Day 1 is not a Pricing Day for such Individual Commodity Contracts or, in the case of Index Commodity Contracts, if Day 1 is not a Pricing Day for each of the commodities by reference to the Settlement Prices for which the Commodity Index relating to the class of Index Commodity Contracts to which the Cancellation Notice relates is calculated (in whole or in part):

(i)

the Fund may by written notice to the Counterparty, sent before the Notice Deadline on the next succeeding Fund Business Day, cancel the Cancellation Notice, and where such a Withdrawal Notice is given no Commodity Contracts shall be Cancelled in respect of or under that Cancellation Notice; and

(ii)

if no notice is issued under paragraph 4(a)(i) then the Cancellation Notice will be deemed received by the Counterparty prior to the Notice Deadline on the next Fund Business Day (and no cancellation for Commodity Contracts for that Cancellation Notice shall occur before then) in priority to any Cancellation Notice deemed received by the Counterparty prior to the Notice Deadline on such Fund Business Day pursuant to paragraph 5 and that Fund Business Day will then constitute Day 1 for the Cancellation Notice and this paragraph 4 shall apply thereto accordingly;

(b)

in the case of Index Commodity Contracts, if Day 1 is a Pricing Day for one or more but not all Designated Contracts by reference to the Settlement Price for which the Composite Commodity Index relating to an Index Commodity Contract of class i relates is calculated (in whole or in part) then (1) that Index Commodity Contract will not be priced until the next General Trading Day on which each such Designated Contract has had one or more Pricing Days; and (2) the Price of an Index Commodity Contract of that class for a Cancellation

Notice deemed received on Day 1 will be an amount (which may not be negative) calculated to 7 places of decimals with 0.00000005 rounded upwards):

where:

Pi,t	is the Price of an Index Commodity Contract of class i for day t;

IPi,t	is the Indicative Price (determined in accordance with Clause 5.5) of an Index Commodity Contract of class i for day t;

i	refers to the relevant class of Index Commodity Contract;

t	refers to the applicable calendar day (Day 1);

IPD

represents the ‘Index Pricing Day’, which is defined as the day upon which the relevant Index Commodity Contract is priced, being the General Trading Day on which each Designated Contract by reference to the Settlement Price for which the relevant Composite Commodity Index is calculated has had at least one Pricing Day from and including day t;

IPD-1	refers to the calendar day prior to IPD;

CAi, Γ+1	is the Capital Adjustment applicable to an Index Commodity Contract of class i for day Γ+1;

Γ	represents each calendar day from and including t until and including IPD-1;

τ	means each calendar day from and including t until and including CPD[w]-1;

ND

means the ‘Number of Disrupted commodities’, being defined as the number of commodities represented in the relevant Composite Commodity Index which are the subject of a Market Disruption Event on Day 1;

w	is a commodity in relation to the relevant Composite Commodity Index which is subject to a Market Disruption Event on Day 1;

CPD[w]	represents the ‘Commodity Pricing Day’ which is defined as the first calendar day following Day 1 which is a Pricing Day for commodity w;

CPD[w]-1	refers to the calendar day preceding CPD[w]

j	in relation to a commodity w, is either a Lead Future or a Next Future and where j=1 it is a Lead Future and where j=2 it is a Next Future;

HP	[w]	means the Theoretical Hedge Position (determined in accordance with Clause 5.7(ii)) for Designated Contract j of commodity w in respect of Index Commodity Contract i on day τ;
i,τ,j

WAV	[w]

means the weighted value for Designated Contract j of commodity w on day τ+1 used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day τ+1 is not a General Trading Day then it shall be equal to;

τ+l,j

WAV	[w]

means the weighted value for Designated Contract j of commodity w on day τ used for calculating the relevant Composite Commodity Index calculated in accordance with the Handbook, provided that where day τ is not a General Trading Day then it shall be the weighted value for such Designated Contract on the General Trading Day preceding day τ ;

τ,j

CIM	[w]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day τ for Designated Contract j of commodity w, provided that where day τ is not a General Trading Day then it shall be equal to the Commodity Index Multiplier for such Designated Contract on the first General Trading Day prior to day τ; and

τ,j

CIM	[w]

means the Commodity Index Multiplier (as defined in the Handbook from time to time) on day τ+1 for Designated Contract j of commodity w, provided that where day τ+1 is not a General Trading Day then it shall be equal to .

τ+l,j

(c)

where paragraph 4(b) applies, the Pricing Date in respect of the Cancellation Notice relating to the Index Commodity Contracts concerned will be the Trading Day on which all Designated Contracts by reference to the Settlement Price for which the Composite Commodity Index relating to such Index Commodity Contracts is calculated have had one or more Pricing Days since (but including) Day 1;

(d)	where paragraph 4(b) applies:

(i)

in relation to a Cancellation Notice, at any time prior to a Pricing being completed in accordance with paragraph 4(b) the Counterparty and the Relevant Authorized Participant may agree a Price and applicable Pricing Date in lieu of that which would be determined in accordance with paragraph 4(b) and notify that Price and applicable Pricing Date jointly to the Fund in such form as the Fund may reasonably require. Such joint notification shall be conclusive evidence that the Counterparty and the Relevant Authorized Participant have agreed a Price and applicable Pricing Date which shall apply in lieu of that which would be determined in accordance with paragraph 4(b);

(ii)

if a Price has not been determined in accordance with paragraph 4(b) or 4(d)(i) by the end of the fourth General Trading Day following Day 1 then, either the Fund or the Counterparty, by notice to the other with a copy to the relevant Authorized Participant given in the same manner as for a Pricing Notice, may elect that the Price should instead be determined in the manner provided in the following sub-paragraphs. Any such notice which is received by the Fund or the Counterparty on an Fund Business Day after the Notice Deadline shall be deemed to be received by the Fund or the Counterparty (as the case may be) at 8.00 a.m. on the following Fund Business Day, unless the Fund or the Counterparty (as the case may be) agrees to treat that Redemption Form as having been received by it prior to the Notice Deadline in which case it shall be deemed to have been received by the Fund or the Counterparty (as the case may be) prior to the Notice Deadline. The giving of any notice pursuant to paragraph (ii) shall not prevent the Counterparty and the Relevant Authorized Participant from agreeing a Price and Pricing Date in accordance with paragraph 4(d)(i) in which case such Price and applicable Pricing Date shall apply in lieu of that which would be determined in accordance with the following sub-paragraphs;

(iii)

if a notice is given pursuant to paragraph 4(d)(ii) the Calculation Agent would be required under the Calculation Agency Agreement to calculate in good faith and in a commercially reasonable manner a Price as at the close of business on the Fund Business Day on which such notice was deemed given using the formula set out in paragraph 4(b) and, for each relevant Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder, a fair market value for such Designated Contract determined using the principles set out in the Calculation Agency Agreement and shall notify the same to the Fund, the Relevant Authorized Participant and the Counterparty; and

(iv)

if by [6.30 p.m.] on the Fund Business Day following notification by the Calculation Agent to the Fund and the Relevant Authorized Participant of any determination made by the Calculation Agent pursuant to paragraph 4(d)(iii) either the Fund or the Relevant Authorized Participant notifies the Counterparty that it requires the appointment of a leading dealer in commodity derivatives as substitute calculation agent (a Substitute Calculation Agent) to determine the fair market values for any Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder in accordance with this paragraph and the Price, then (unless agreement is reached otherwise in accordance with paragraph 4(d)(i)) each of the Fund, the Relevant Authorized Participant and the Counterparty shall, in the absence of manifest error, be bound by a determination made by the Substitute Calculation Agent of such fair market values and Price. Any Substitute Calculation Agent shall be appointed jointly by the Counterparty and the Relevant Authorized Participant or, at the request of either, by the Fund. Any Substitute Calculation Agent, if it is an Authorized Participant, shall be independent of the Creation concerned and shall itself have no similar transactions with the Fund awaiting Pricing in accordance with provisions of its Authorized Participant Agreement analogous to paragraph 4(b). the Fund shall not be obliged to appoint any Substitute Calculation Agent hereunder unless it is indemnified and/or secured to its reasonable satisfaction against any Liabilities to which it may thereby render itself liable. In performing its duties under this paragraph any Substitute Calculation Agent shall calculate such fair market values and Price in good faith and in a commercially reasonable manner and shall calculate such Price as at the close of business on the Fund Business Day on which the notice under paragraph 4(d)(ii) above was deemed given using the formula set out in paragraph 4(b) and, for each relevant Designated Contract for which a Market Disruption Event would (but for this paragraph (d)) have prevented the determination of the Price hereunder, a fair market value for such Designated Contract using the principles set out in the Calculation Agency Agreement and the applicable reported settlement prices for all other relevant Designated Contracts. The Substitute Calculation Agent shall assume, without enquiry, that any determination by the original Calculation Agent as to whether a Market Disruption Event in relation to any Designated Contract has occurred is correct and shall be bound by any such determination. Accordingly, the role of the Substitute Calculation Agent shall be limited to the determination of the relevant fair market values and the Price consequent upon such determinations. The Substitute

Calculation Agent shall have no liability or responsibility to the parties for any error or omission in making any determination in connection with this paragraph.

Confirmation of Cancellation Notices

5. the Fund’s Authorized Individual shall, no later than 30 (thirty) minutes after the Notice Deadline or, if later [but prior to 6.30 p.m], no later than 30 (thirty) minutes after any Cancellation Notice has been sent by or on behalf of the Fund, contact the Counterparty’s Authorized Individual by telephone to seek confirmation by the Counterparty of the acceptance by the Counterparty of such Cancellation Notice, and the Counterparty shall confirm its acceptance of such Cancellation Notice except where such Cancellation Notice is not valid under paragraph 2 above (other than by virtue of sub-paragraph 2(g)), provided that where sub-paragraph 2(f) applies the Counterparty may, but shall not be obliged to, confirm such Cancellation Notice; and if the Cancellation Notice was deemed received by the Counterparty after the Notice Deadline the Counterparty may, but shall not be obliged to, agree that such Cancellation Notice should be treated as though received prior to the Notice Deadline (and in any event, the Counterparty’s Authorized Individual shall inform the Fund’s Authorized Individual whether, and to what extent, the Counterparty has confirmed or rejected such Cancellation Notice).

6. Where the Counterparty confirms its acceptance of a Cancellation Notice, that Cancellation Notice (to the extent accepted by the Counterparty) shall be a valid Cancellation Notice.

7. If the Counterparty considers that a purported Cancellation Notice is invalid, it shall notify the Fund and the Relevant Authorized Participant or the Trustee (where applicable) of that fact as soon as reasonably possible and the reasons for such invalidity.

Cancellation Amount

8. The Cancellation Amount with respect to a Cancellation shall be the amount (in US Dollars) determined as equal to the sum of the Class Amounts in respect of the class of Commodity Contract thereby Cancelled.

9. Within one Business Day after the Pricing Date in respect of any Cancellation Notice, the Counterparty shall notify the Fund of the Cancellation Amount payable in respect of that Cancellation Notice, and notify the Relevant Authorized Participant of the Cancellation Amount payable in respect of its request for the Redemption of Shares, determined as provided in paragraph 8.

Payment of Cancellation Amount

10. Subject to paragraph 11 below and in the case of a Cancellation pursuant to a Cancellation Notice or an Agreed Cancellation Notice, the Counterparty shall by 6:00p.m. on the Payment Date in respect of any Cancellation pay (or procure the payment of) the Cancellation Amount in respect of that Cancellation into the applicable Redemption Account.

Set-off

11. If at any time a Cancellation Amount is due to be paid by the Counterparty in respect of a Cancellation corresponding with a Redemption of Shares by a particular Authorized Participant and that Authorized Participant has failed to pay a Creation Amount on its due date and such Creation Amount or part thereof remains outstanding, then the Counterparty may elect, by giving written notice thereof to the Fund and the Relevant Authorized Participant on or before the Payment Date for that Cancellation, to effect a set-off of those amounts in accordance with this paragraph 11, and upon the Counterparty giving notices accordingly the following provisions shall apply:

(a) if the relevant Cancellation Amount is greater than the relevant outstanding Creation Amount, the Counterparty shall apply sufficient of the relevant Cancellation Amount to meet the relevant outstanding Creation Amount in full, whereupon (i) the relevant outstanding Creation Amount shall be deemed paid in full; (ii) the Counterparty’s obligation to pay to the Fund that portion of the relevant Cancellation Amount so applied shall be deemed satisfied in full; and (iii) the Counterparty shall pay to the Fund the balance of the relevant Cancellation Amount in accordance with paragraph 10 above;

(b) if the relevant Cancellation Amount is less than the relevant outstanding Creation Amount, the Counterparty shall apply all of the relevant Cancellation Amount to meet the relevant outstanding Creation Amount in part, whereupon (i) the relevant Creation Amount shall be deemed paid in such part; (ii) the Counterparty’s obligation to pay to the Fund the relevant Cancellation Amount so applied shall be deemed satisfied in full; and (iii) the Counterparty shall not be entitled give a Withdrawal Notice in respect of the Creation of Commodity Contracts corresponding to that part of the Creation Amount which has been so set off; and

(c) the Fund shall procure that the Relevant Authorized Participant and the Registrar will effect deliveries and payments such that:

(i)	where paragraph 11(a) applies:

	(A)	the issue of Shares relating to the Creation Amount which is set off in whole under paragraph 11(a)(i) is settled on a delivery free of payment basis, and

(B)

the Redemption of Shares relating to the Cancellation Amount is settled on a delivery versus payment basis (the amount of the payment being the amount of the balance of Cancellation Amount payable by the Counterparty under paragraph 11(a)(iii)); and

(ii)	where paragraph 11(b) applies:

(A)

the issue of the greatest number of Shares relating to the Creation Amount the aggregate subscription price for which does not exceed the balance of the Creation Amount that has been set off is settled on a delivery versus payment basis (the amount of the payment being the amount of the balance of Creation Amount payable to the Counterparty) and any difference between such aggregate subscription price and such balance so set off is paid by the Counterparty into the Redemption Account, and

	(B)	the Redemption of Shares relating to the Cancellation Amount which is set off in whole under paragraph 11(b)(ii) is settled on a delivery free of payment basis.

Redemption Limit

12. The Redemption Limit is as follows: Unless otherwise agreed by the Counterparty, Commodity Contracts of any particular class may not be Cancelled on a Pricing Day pursuant to a Cancellation Notice to the extent that the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Cancelled on that day, expressed as a positive number, less (if the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Cancelled on that day would have been a positive number without the requirement in this paragraph for it to be expressed as a positive number) or plus (if the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Cancelled on that day would have been a negative number but for the requirement in this paragraph for it to be expressed as a positive number) the aggregate Net Exposure to any Relevant Commodity relating to such class of all Commodity Contracts of any class which are Created on that day would exceed an amount equal to the Daily Commodity Limit for that Relevant Commodity.

13. For the purposes of the Redemption Limit, Cancellation Notices will be dealt with in order of their actual receipt by the Counterparty and, for the purpose of this paragraph, paragraph 3 above shall be disregarded.

Compulsory Cancellations

14. Where a Compulsory Pricing Date is notified in accordance with this Agreement, in respect thereof:

(a)

the Counterparty shall, no later than [11.00 p.m.] on the Business Day immediately preceding the Compulsory Pricing Date notify the Fund of the Compulsory Daily Pricing Number of Commodity Contracts of each relevant class to be priced commencing on the Compulsory Pricing Date;

(b)

on the Compulsory Pricing Date and on any required successive Pricing Day for each relevant class, the applicable Compulsory Number Priced of Commodity Contracts of a class shall be priced until Commodity Contracts of that class (including, in the case of a Compulsory Pricing Date notified in accordance with Clause 16.3, all those Commodity Contracts which have previously been deducted from the Compulsory Daily Pricing Number for that class pursuant to the proviso contained in the definition of “Compulsory Number Priced” in connection with that Compulsory Pricing Date) in a number equal to the Compulsory Cancellation Number for that class have been Priced;

(c)

on the Payment Date for such Compulsory Cancellation the Counterparty shall pay into such Redemption Account(s) and in such proportions as the Fund shall notify to the Counterparty in writing (and to the extent not so notified by [4.00 p.m.] on the day prior to such Payment Date, into the Redemption Account of the Trustee) the sum of the Prices of all Commodity Contracts thereby priced together with an amount equivalent to interest thereon calculated at the rate of the Capital Adjustment then prevailing, in each case from the third New York Business Day following the Pricing Day on which that Price was determined until and including the Cancellation Payment Date; and

(d)	upon payment in full of that amount all such Commodity Contracts which were so priced shall be terminated.

[Suspension of Redemptions]

15. Where the Sponsor has pursuant to the Trust Agreement suspended the right to Redeem Shares of any Fund:

(a)

such suspension shall not affect any Cancellation of Commodity Contracts of the corresponding class the Pricing Date for which had passed before the suspension commenced, but any Cancellation Notice lodged or deemed received on an Fund Business Day when the right to Redeem Shares of that Fund is suspended shall be invalid; and

(b)

if the right to Redeem Shares of that Fund is suspended pursuant to the Trust Agreementas at 6.30 p.m. on the second Fund Business Day prior to a Compulsory Pricing Date for that class notified pursuant to Clause 16.3, then notwithstanding that a number of Commodity Contracts of that class may have been notified pursuant to Clause 16.3, which is not all of those Commodity Contracts, such Compulsory Pricing Date shall be a Compulsory Pricing Date in respect of all of the Commodity Contracts of that class.

16. Where the Sponsor has pursuant to the Trust Agreement suspended the right to Redeem Shares of any Fund, such suspension shall not affect any Cancellation of Commodity Contracts of the corresponding class pursuant to a Cancellation Notice lodged and (where applicable) deemed received prior to the commencement of such suspension, but any Cancellation Notice lodged or deemed received when such suspension is in place shall be invalid provided that the Fund has given the Counterparty written notice of the suspension on or prior to such day and no notice has been given to the Counterparty that such suspension has been terminated.

Schedule 8

Form of Withdrawal Notice

Withdrawal Notice –

This Withdrawal Notice is given in accordance with the Facility Agreement (the Facility Agreement) between [Counterparty] and the Fund dated [                    ] 2011 in relation to the withdrawal of a Creation Notice or a Cancellation Notice. Terms used in this Withdrawal Notice have the meanings given to them in the Facility Agreement. Nothing in this notice shall be taken as varying any provision of, or constituting a waiver by either party of any of its rights under, the Facility Agreement. In the event of any inconsistency between the provisions of the Facility Agreement and this notice, the Facility Agreement shall prevail.

Insert here which one of Options A, B or C below applies: Option _____

This is a Withdrawal Notice for the purposes of the Facility Agreement and is given by:

Option A: the Fund pursuant to paragraph 4(a)(i) of Schedule 6 of the Facility Agreement in respect of the Creation Notice details of which are set out below.

Option B: [Counterparty] pursuant to paragraph 11 of Schedule 6 of the Facility Agreement in respect of the Creation Notice details of which are set out below.

Option C: the Fund pursuant to paragraph 4(a)(i) of Schedule 7 of the Facility Agreement in respect of the Cancellation Notice details of which are set out below.

Details of Creation Notice/Cancellation Notice:

This Withdrawal Notice relates to the Creation Notice/ Cancellation Notice* the details of which are set out below:
*delete as applicable – select “ Creation Notice” for Option A, “ Creation Notice” for Option B and “ Cancellation Notice” for Option C

Date: _______________________ Time+: _______________________ Reference+: _______________________
(dd/mm/yy)

Class of Share: _____________
____________________________________________________________________________
[Code]	Share Name

Number of Shares:____________________
_______________________________________________________________________
Number	Words

+ Optional

Details of Withdrawal Notice:

Date: _______________________ Time (optional): _______________________ Reference (optional): _______________________
(dd/mm/yy)

Signed by [Counterparty] or the Fund: _____________________________________________
delete as applicable

Print Name:	__________________________________________________

Confirmation of Receipt of Withdrawal Notice

We hereby acknowledge receipt of the above Withdrawal Notice.

Signed by [Counterparty] or the Fund: _____________________________________________
delete as applicable

Print Name:	_____________________________________________